                                                                     EXHIBIT 4.8

================================================================================

                                  $150,000,000

                           REVOLVING CREDIT AGREEMENT

                          Dated as of December 9, 2003

                                      Among

                             BWX TECHNOLOGIES, INC.,

                                  as Borrower,

                      Certain Subsidiaries of the Borrower,

                                 as Guarantors,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                                   as Lenders,

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,

                             as Administrative Agent

                           CREDIT LYONNAIS SECURITIES,
                      as Lead Arranger and Sole Bookrunner

================================================================================

                                TABLE OF CONTENTS

                                                                                                                    PAGE
ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS..........................................................     1

         Section 1.1           Certain Defined Terms............................................................     1

         Section 1.2           Computation of Time Periods......................................................    19

         Section 1.3           Accounting Terms.................................................................    19

         Section 1.4           Types of Loans...................................................................    20

         Section 1.5           Miscellaneous....................................................................    20

ARTICLE II            THE LOANS.................................................................................    20

         Section 2.1           The Loans........................................................................    20

         Section 2.2           Method of Borrowing..............................................................    21

         Section 2.3           Fees.............................................................................    25

         Section 2.4           Reduction of the Commitments.....................................................    25

         Section 2.5           Repayment........................................................................    26

         Section 2.6           Interest.........................................................................    26

         Section 2.7           Prepayments......................................................................    27

         Section 2.8           Funding Losses...................................................................    29

         Section 2.9           Increased Costs..................................................................    30

         Section 2.10          Payments and Computations........................................................    31

         Section 2.11          Taxes............................................................................    32

         Section 2.12          Assignment of Commitments Under Certain Circumstances............................    35

         Section 2.13          Sharing of Payments, Etc.........................................................    35

         Section 2.14          Applicable Lending Offices.......................................................    36

         Section 2.15          Letters of Credit................................................................    36

ARTICLE III           CONDITIONS OF LENDING.....................................................................    40

         Section 3.1           Initial Conditions Precedent.....................................................    40

         Section 3.2           Conditions Precedent to Each Borrowing...........................................    43

         Section 3.3           Determinations Under Sections 3.1 and 3.2........................................    44

ARTICLE IV            REPRESENTATIONS AND WARRANTIES............................................................    44

         Section 4.1           Existence; Subsidiaries..........................................................    44

         Section 4.2           Power and Authority..............................................................    44

         Section 4.3           Authorization and Approvals......................................................    45

         Section 4.4           Enforceable Obligations..........................................................    45

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                                   (Continued)

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
         Section 4.5           Financial Statements.............................................................    45

         Section 4.6           True and Complete Disclosure.....................................................    45

         Section 4.7           Litigation.......................................................................    46

         Section 4.8           Use of Proceeds..................................................................    46

         Section 4.9           Investment Company Act...........................................................    46

         Section 4.10          Public Utility Holding Company Act...............................................    46

         Section 4.11          Taxes............................................................................    46

         Section 4.12          Pension Plans....................................................................    47

         Section 4.13          Condition of Property; Casualties................................................    48

         Section 4.14          Insurance........................................................................    48

         Section 4.15          No Burdensome Restrictions; No Defaults..........................................    48

         Section 4.16          Environmental Condition..........................................................    48

         Section 4.17          Title to Property, Etc...........................................................    49

         Section 4.18          Subsidiaries; Corporate Structure................................................    49

         Section 4.19          Labor Relations..................................................................    49

         Section 4.20          Guarantors.......................................................................    49

         Section 4.21          Intellectual Property............................................................    49

         Section 4.22          Solvency.........................................................................    50

         Section 4.23          Compliance with Laws.............................................................    50

ARTICLE V             AFFIRMATIVE COVENANTS.....................................................................    50

         Section 5.1           Compliance with Laws, Etc........................................................    50

         Section 5.2           Maintenance of Insurance.........................................................    51

         Section 5.3           Preservation of Existence, Etc...................................................    51

         Section 5.4           Payment of Taxes, Etc............................................................    51

         Section 5.5           Reporting Requirements...........................................................    51

         Section 5.6           Maintenance of Property..........................................................    54

         Section 5.7           Inspection.......................................................................    54

         Section 5.8           Use of Proceeds..................................................................    54

         Section 5.9           Nature of Business...............................................................    55

         Section 5.10          Books and Records................................................................    55

         Section 5.11          New Subsidiaries.................................................................    55

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                                   (Continued)

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ARTICLE VI            NEGATIVE COVENANTS........................................................................    55

         Section 6.1           Liens, Etc.......................................................................    55

         Section 6.2           Debts, Guaranties and Other Obligations..........................................    57

         Section 6.3           Merger or Consolidation; Asset Sales.............................................    58

         Section 6.4           Investments......................................................................    59

         Section 6.5           Transactions With Affiliates.....................................................    61

         Section 6.6           Compliance with ERISA............................................................    61

         Section 6.7           Restricted Payments..............................................................    61

         Section 6.8           Maintenance of Ownership of Subsidiaries.........................................    62

         Section 6.9           Agreements Restricting Liens and Distributions...................................    62

         Section 6.10          Financial Contract Obligations...................................................    62

         Section 6.11          Leases...........................................................................    62

         Section 6.12          Sale and Leaseback Transactions and other Off-Balance
                               Sheet Liabilities................................................................    63

         Section 6.13          Limitation on Changes in Fiscal Periods..........................................    63

         Section 6.14          Leverage Ratio...................................................................    63

         Section 6.15          Fixed Charge Coverage Ratio......................................................    63

         Section 6.16          Maximum Debt to Capitalization Ratio.............................................    63

         Section 6.17          Acquisitions.....................................................................    63

ARTICLE VII           EVENTS OF DEFAULT.........................................................................    64

         Section 7.1           Events of Default................................................................    64

         Section 7.2           Optional Acceleration of Maturity................................................    66

         Section 7.3           Automatic Acceleration of Maturity...............................................    67

         Section 7.4           Non-exclusivity of Remedies......................................................    67

         Section 7.5           Right of Set-off.................................................................    67

         Section 7.6           Application of Proceeds..........................................................    67

ARTICLE VIII          THE GUARANTY..............................................................................    68

         Section 8.1           Guaranty.........................................................................    68

         Section 8.2           Guaranty Absolute................................................................    68

         Section 8.3           Waiver...........................................................................    69

         Section 8.4           Subrogation......................................................................    69

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                                   (Continued)

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
ARTICLE IX            THE AGENTS AND THE ISSUING LENDERS........................................................    70

         Section 9.1           Appointment; Nature of Relationship..............................................    70

         Section 9.2           Powers...........................................................................    70

         Section 9.3           General Immunity.................................................................    71

         Section 9.4           No Responsibility for Loans, Recitals, etc.......................................    71

         Section 9.5           Action on Instructions of Lenders................................................    71

         Section 9.6           Employment of Agents and Counsel.................................................    71

         Section 9.7           Reliance on Documents; Counsel...................................................    72

         Section 9.8           Agent's and the Issuing Lenders' Reimbursement and
                               Indemnification..................................................................    72

         Section 9.9           Notice of Default................................................................    72

         Section 9.10          Rights as a Lender...............................................................    72

         Section 9.11          Lender Credit Decision...........................................................    73

         Section 9.12          Successor Agent and Issuing Lender...............................................    73

ARTICLE X             BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........................................    74

         Section 10.1          Successors and Assigns...........................................................    74

         Section 10.2          Participations...................................................................    74

         Section 10.3          Assignments......................................................................    75

         Section 10.4          Dissemination of Information.....................................................    76

ARTICLE XI            MISCELLANEOUS.............................................................................    77

         Section 11.1          Amendments, Etc..................................................................    77

         Section 11.2          Notices, Etc.....................................................................    77

         Section 11.3          No Waiver; Remedies..............................................................    78

         Section 11.4          Costs and Expenses...............................................................    78

         Section 11.5          Binding Effect...................................................................    78

         Section 11.6          Indemnification..................................................................    78

         Section 11.7          Execution in Counterparts........................................................    79

         Section 11.8          Survival of Representations, etc.................................................    79

         Section 11.9          Severability.....................................................................    79

         Section 11.10         Usury Not Intended...............................................................    79

         Section 11.11         Governing Law....................................................................    80

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                                TABLE OF CONTENTS
                                   (Continued)

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         Section 11.12         Consent to Jurisdiction..........................................................    80

         Section 11.13         Waiver of Jury...................................................................    81

EXHIBITS:

Exhibit A      -    Form of Assignment and Acceptance
Exhibit B      -    Form of Commitment Increase Agreement
Exhibit C      -    Form of Compliance Certificate
Exhibit D      -    Form of Joinder Agreement
Exhibit E      -    Form of Note
Exhibit F      -    Form of Notice of Borrowing
Exhibit G      -    Form of Notice of Conversion or Continuation
Exhibit H      -    Form of Request for Issuance of Letter of Credit

SCHEDULES:

Schedule 1           -     Notice Information for Lenders
Schedule 1.1         -     Joint Ventures
Schedule 1.2         -     Certain Existing Letters of Credit
Schedule 4.5         -     Off-Balance Sheet Liabilities
Schedule 4.7         -     Litigation
Schedule 4.11        -     Certain Tax Matters
Schedule 4.12        -     Pension Plans
Schedule 4.16        -     Environmental Disclosures
Schedule 4.18        -     Subsidiaries/Corporate Structure
Schedule 6.1         -     Existing Liens
Schedule 6.2         -     Existing Debt
Schedule 6.4         -     Existing Investments
Schedule 6.9         -     Existing Agreements Restricting Liens

                           REVOLVING CREDIT AGREEMENT

         This Revolving Credit Agreement dated as of December 9, 2003 is among BWX Technologies, Inc., a Delaware corporation (the "Borrower"), the Guarantors, the Lenders, and Credit Lyonnais New York Branch, as Administrative Agent for the Lenders.

         The Borrower, the Guarantors, the Lenders, and the Administrative Agent agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business concern or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through the purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company; provided, however, that the term "Acquisition" does not include the mere formation of a Subsidiary by the Borrower or any of its Subsidiaries.

         "Administrative Agent" means CLNY in its capacity as contractual representative of the Lenders pursuant to Article IX, and any successor administrative agent pursuant to Section 9.12.

         "Affiliate" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

         "Agreement" means this Revolving Credit Agreement dated as of December 9, 2003 among the Borrower, the Guarantors, the Lenders, and the Administrative Agent, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate in effect for such day and (b) the sum of the Federal Funds Effective Rate in effect for such day plus 1/2 of 1% per annum.

         "Annual Report Date" has the meaning set forth in Section 5.5(c).

         "Applicable Lending Office" means, with respect to any Lender, the office, branch, subsidiary, affiliate or correspondent bank of such Lender listed on Schedule 1 or such other office, branch, subsidiary, affiliate or correspondent bank as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent from time to time.

         "Applicable Margin" means, at any time with respect to each Type of Loan, the percentage rate per annum as set forth below for the Level in effect at such time:

                       LEVEL I         LEVEL II        LEVEL III
                       -------         --------        ---------
Eurodollar Loans        1.50%            2.00%           2.50%

Base Rate Loans         0.50%            1.00%           1.50%

         "Arranger" means Credit Lyonnais Securities.

         "Assignment and Acceptance" means an assignment and acceptance agreement substantially in the form of the attached Exhibit A or the form promulgated by the Loan Syndications and Trading Association, Inc.

         "Authorized Officer" means any Responsible Officer or any other employee of the Borrower designated as an "Authorized Officer" by prior written notice from the Borrower to the Administrative Agent.

         "Base Rate Loan" means a Loan that bears interest as provided in
Section 2.6(a).

         "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type made by each Lender pursuant to Section 2.2(a) or, except for purposes of Section 3.2, Converted to Loans of a different Type pursuant to Section 2.2(b).

         "Borrowing Date" means the date on which any Loan is made or any Letter of Credit is issued, increased or extended hereunder.

         "Business Day" means, (a) with respect to any payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities.

         "BWICO" means Babcock & Wilcox Investment Company, a Delaware corporation, or any successors thereto that collectively own all of the issued and outstanding Capital Stock of the Borrower.

         "BWICO Loan" means the loan made by the Borrower to BWICO pursuant to the terms of the Loan Agreement dated as of April 3, 2000, between the Borrower and BWICO, as amended by that certain Amendment No. 1 to Loan Agreement dated as of July 1, 2000, by that certain Amendment No. 2 to Loan Agreement dated as of December 31, 2002, and by that certain Amendment No. 3 to Loan Agreement dated effective as of November 1, 2003.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

         "Capitalized Lease" of a Person means any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Collateral Account" means a special interest bearing cash collateral account pledged by the Borrower to the Administrative Agent for the ratable benefit of the Secured Parties containing cash deposited pursuant to
Section 2.7(c), 2.15(e), 7.2 or 7.3 to be maintained at the Administrative Agent's office in accordance with Section 2.15(g) and bear interest or be invested in the Administrative Agent's reasonable discretion.

         "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by, and money market deposit accounts issued or offered by, any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or other jurisdiction thereof having combined capital and surplus of not less than $250,000,000 (or the equivalent in any other currency); (c) eurodollar time deposits having maturities of six months or less from the date of acquisition thereof with any branch or office located in the United States of any commercial bank organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development, and comparable in credit quality to the investments permitted under the preceding clause (b); (d) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) or (d) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, province or other jurisdiction of the United States or any other foreign country, by any political subdivision or taxing authority of any such state, commonwealth, territory, province or other jurisdiction, the securities of which state, commonwealth, territory, province, other jurisdiction, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A2 by Moody's; (g) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) or (d) of this definition; (h) to the extent reasonably required in the judgment of the Borrower in connection with any business conducted by the Borrower, any of its Subsidiaries or any Joint Venture in the United Kingdom, investments comparable in credit quality and tenor referred to those in clauses (a) through (g) of this definition and customarily used for cash management purposes in such jurisdiction; and (i) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
(g) of this definition or which invest in financial instruments which are otherwise rated AAA by S&P or Aaa by Moody's.

         "Casualty Event" means, with respect to any asset owned by any Person,
(a) any loss or damage to, or any condemnation or taking of, such asset, for which such Person receives, anticipates recovering or has filed a claim for Casualty Proceeds or (b) any Lien imposed by any Governmental Authority pursuant to Environmental Law and that has not been released or bonded within ten Business Days following the applicable Credit Party's receipt of notice of such imposition unless such Lien is being contested in good faith and by appropriate proceedings.

         "Casualty Proceeds" means the proceeds of any insurance, condemnation award or other compensation paid or payable to any Credit Party or the Administrative Agent in respect of any Casualty Event, less the reasonable fees, taxes and expenses paid or payable with respect to such proceeds.

         "CERCLIS", or the "CERCLA Information System", means the inventory maintained by the EPA of sites with potential Releases of Hazardous Substances that have been or may need to be addressed by the CERCLA program.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

         "Change of Control" means any of (a) the acquisition by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 30% or more of the voting power of the outstanding shares of voting stock of MII, (b) the Borrower shall cease to be a direct, wholly-owned Subsidiary of either (i) BWICO or, (ii) if BWICO ceases to be a direct, wholly-owned Subsidiary of McDermott, McDermott, (c) McDermott ceases to be a direct, wholly-owned Subsidiary of MII, (d) 50% or more of the members of the Board of Directors of the Borrower on any date shall not have been (i) members of the Board of Directors of the Borrower on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of the Borrower as constituted on the date 12 months prior to such date, (e) all or substantially all of the assets of the Borrower are sold in a single transaction or series of related transactions to any Person or (f) the Borrower merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Borrower immediately prior to such transaction hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction.

         "CLNY" means Credit Lyonnais New York Branch.

         "Closing Date" means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied, which date shall not be later than December 9, 2003.

         "Code" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the amount in Dollars set opposite such Lender's name on the signature pages of this Agreement as its Commitment, or, if such Lender has entered into any Assignment and Acceptance or Commitment Increase Agreement after the Closing Date, the amount set forth for such Lender as its Commitment in the Assignment and Acceptance delivered to the Administrative Agent pursuant to Section 10.3(b) or such Commitment Increase Agreement, as applicable.

         "Commitment Increase Agreement" means a Commitment Increase Agreement executed by a Lender in substantially the form of the attached Exhibit B.

         "Compliance Certificate" means a Compliance Certificate signed by a Responsible Officer in substantially the form of the attached Exhibit C.

         "Consolidated Debt" means at any time the Debt of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated EBITDA" means, for any period of determination, (a) Consolidated Net Income for such period of determination plus (b) to the extent deducted in determining Consolidated Net Income, Consolidated Interest Expense, charges against income for foreign, federal, state, and local taxes, and depreciation and amortization expense for such period minus (c) extraordinary gains for such period minus (d) any gain realized upon the sale or other disposition of any assets of the Borrower or any of its Subsidiaries for such period (other than sales of inventory in the ordinary course of business of the Borrower or such Subsidiary), all as determined on a consolidated basis in accordance with GAAP; provided that, "Consolidated EBITDA" shall be (i) reduced to the extent that Consolidated Net Income for such period includes net income attributable to Joint Ventures during such period in excess of the actual distributions received from such Joint Ventures during such period, and (ii) increased to the extent that actual cash distributions are received from such Joint Ventures during such period in excess of the portion of Consolidated Net Income which is attributable to such Joint Ventures during such period.

         "Consolidated Funded Debt" means at any time Funded Debt of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period.

         "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries calculated on a consolidated basis for such period after taxes, as determined in accordance with GAAP.

         "Consolidated Net Worth" means, at any time, the net worth or total shareholders equity of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Continue", "Continuation", and "Continued" each refers to a continuation of Loans for an additional Interest Period upon the expiration of the Interest Period then in effect for such Loans.

         "Control Percentage" means, with respect to any Person, the percentage of the outstanding Capital Stock (including any options, warrants or similar rights to purchase such Capital Stock) of such Person having ordinary voting power which gives the direct or indirect holder of such Capital Stock the power to elect a majority of the Board of Directors (or other applicable governing body) of such Person.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Convert", "Conversion", and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type pursuant to Section 2.2(b).

         "Credit Documents" means this Agreement, any Notes issued pursuant to
Section 2.2(g), the Letter of Credit Documents, any Joinder Agreement and each other agreement, instrument or document executed by any Credit Party or any of their respective officers at any time in connection with this Agreement.

         "Credit Party" means the Borrower and any Guarantor.

         "Debt," for any Person, means without duplication:

         (a) indebtedness of such Person for borrowed money (but excluding accounts payable arising in the ordinary course of such Person's business that shall not remain unpaid for a period of more than 90 days after such liabilities become due and payable);

         (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (c) obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business that shall not remain unpaid for a period of more than 90 days after such liabilities become due and payable);

         (d) Capitalized Lease Obligations;

         (e) all obligations of such Person in respect of letters of credit, bank guarantees or similar instruments which are issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable;

         (f) all obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property;

         (g) Net Mark-to-Market Exposure of Financial Contracts;

         (h) (i) the aggregate liquidation value of all Preferred Interests of such Person that are mandatorily redeemable other than for (A) the common stock issued by such Person, (B) other common ownership interests issued by such Person, or (C) other Preferred Interests issued by such Person that (1) are not mandatorily redeemable (except as permitted by clauses (A) and (B) above), and
(2) which do not require the payment of a mandatory cash dividend or other return on capital payable in cash (except at the redemption date for such Preferred Interests), or that may be put by the holder to such Person for consideration other than the common stock or other common ownership interests, as applicable, of such Person, and (ii) the aggregate liquidation value of all Preferred Interests of such Person that require the payment of a mandatory cash dividend or other return on capital payable in cash (except at the redemption date for such Preferred Interests);

         (i) all obligations of such Person in the form of earn-out payments, profit payment liabilities or other similar amounts owing in respect of Acquisitions or similar transactions;

         (j) all Off-Balance Sheet Liabilities; provided that, solely for the purpose of calculating compliance with the covenants set forth in Sections 6.14 through 6.16, Off-Balance Sheet Liabilities shall not constitute "Debt" to the extent, and only to the extent, such Off-Balance Sheet Liabilities constitute Non-Recourse Debt;

         (k) indebtedness or obligations of others, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property on or in respect of any Property now or hereafter owned or acquired by such Person, the amount of such Debt being deemed to be the lesser of the value of such Property and the amount of the obligation so secured; and

         (l) Contingent Obligations for the Debt of another Person referred to in clauses (a) through (k) of this definition.

         "Debt Incurrence" means any issuance for cash or Cash Equivalents by the Borrower or any of its Subsidiaries of any Debt after the Closing Date not otherwise permitted pursuant to Section 6.2.

         "Debt Incurrence Proceeds" means, with respect to any Debt Incurrence, all cash and Cash Equivalents received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred.

         "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollars" and "$" means the lawful money of the United States of America.

         "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, or (c) a commercial bank or other financial institution that (i) is approved by the Administrative Agent and the Issuing Lenders, and, so long as no Default exists, is approved by the Borrower, in either case, such approval not to be unreasonably withheld, (ii) provides evidence reasonably satisfactory to the Administrative Agent of its compliance with Section 313 of The USA Patriot Certification Act, (iii) is organized under the laws of the United States or any state thereof or is organized under the laws of any country which is a member of the Organization for Economic Cooperation and Development, and (iv) has a combined capital, surplus and undivided profits of at least $250,000,000 (or the U.S. Dollar equivalent in any other currency); provided that, unless an Event of Default under Section 7.1(a) shall have occurred and be continuing or all or any portion of the Obligations have been accelerated, no Person shall be deemed to be an "Eligible Assignee" unless such Person shall also be an institution entitled to receive (provided all forms, if any, are delivered to the extent required by Section 2.11(e)), upon the effective date of an assignment in accordance with Section 10.3, all payments under this Agreement without deduction or withholding of any United States federal income taxes.

         "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. Section 9601(8) (1988).

         "Environmental Claim" means any third party (including Governmental Authorities) action, lawsuit, claim, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation which seeks to impose liability under any Environmental Law.

         "Environmental Law" means all Legal Requirements applicable to the assets or operations of the Borrower or any of its Subsidiaries relating to, or in connection with, the protection of the Environment, including, without limitation, CERCLA, and the Federal Water Pollution Control Act of 1972 (as applicable), relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes; or (d) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, or toxic substances, materials or wastes.

         "Environmental Permit" means any permit, license, order, approval or other authorization under any Environmental Law.

         "EPA" means the United States Environmental Protection Agency or any successor thereto.

         "Equity Issuance" means any issuance of equity securities (including any preferred equity securities) by the Borrower or any of its Subsidiaries other than equity securities issued (a) to the Borrower or one of its Subsidiaries, (b) to BWICO, so long as BWICO is a wholly-owned direct Subsidiary of McDermott and McDermott is a wholly-owned Subsidiary of MII, (c) to McDermott, if the Borrower is a wholly-owned Subsidiary of McDermott and McDermott is a wholly-owned Subsidiary of MII, or (d) pursuant to employee or director and officer stock option plans in the ordinary course of business.

         "Equity Issuance Proceeds" means, with respect to any Equity Issuance, all cash and Cash Equivalents received by the Borrower or any of its Subsidiaries from such Equity Issuance after payment of, or provision for, all brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

         "Eurodollar Loan" means a Loan that bears interest based on the Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that (a) if for any reason the rate does not appear on Telerate Page 3750 (or any successor page), the applicable Eurodollar Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) for deposits in Dollars as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate for deposits in Dollars is available to the Administrative Agent, the applicable Eurodollar Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which CLNY or one of its Affiliate banks offers to place deposits in Dollars with prime banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of CLNY's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Events of Default" has the meaning set forth in Section 7.1.

         "Existing Credit Agreement" means the Omnibus Credit Agreement dated as of February 10, 2003 among the Borrower, J. Ray McDermott, S.A., J. Ray McDermott Holdings, Inc., and J. Ray McDermott, Inc., as borrowers, MII, as guarantor, the lenders named therein, and the agents and issuing lenders named therein.

         "Existing Letters of Credit" means the letters of credit set forth on the attached Schedule 1.2 issued pursuant to the Existing Credit Agreement.

         "Federal Funds Effective Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

         "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

         "Financial Contract Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Financial Contracts to which such Person is a party or is otherwise bound, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Financial Contract to which such Person is a party or is otherwise bound.

         "Financial Statements" means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2001 and as at December 31, 2002, and the related audited consolidated statements of income, cash flow, and retained earnings of the

Borrower and its consolidated Subsidiaries for the fiscal years then ended and referred to in Section 4.5, copies of which have been delivered to the Administrative Agent and the Lenders.

         "Fixed Charge Coverage Ratio" has the meaning set forth in Section
6.15.

         "Fund," "Trust Fund," or "Superfund" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. Section 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. Section 9641 (1988), which statutory provisions have been amended or repealed by the Superfunds Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to Section 9507 of the Code.

         "Funded Debt" means all Debt of the types described in clauses (a),
(b), (d), and (h) of the definition of "Debt".

         "GAAP" means with respect to any financial statements of the Borrower or any of its Subsidiaries, or calculations related to such financial statements of the Borrower or any of its Subsidiaries, United States generally accepted accounting principles as in effect from time-to-time applied on a basis consistent with the requirements of Section 1.3.

         "Governmental Authority" means, any foreign, supranational, national, state or provincial governmental authority (or any political subdivision thereof), any governmental or regulatory agency, department, commission, board, bureau, authority or instrumentality lawfully entitled to exercise any executive, judicial, legislative, police, regulatory or taxing authority or power or any government court, in each case, having jurisdiction over such Person or such Person's Property in connection with such subject.

         "Governmental Proceedings" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

         "Guarantors" means (a) BWXT Services, Inc., a Delaware corporation, and BWXT Federal Services, Inc., a Delaware corporation; and (b) each Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations and which has entered into a Joinder Agreement substantially in the form of the attached Exhibit D.

         "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

         "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

         "Immaterial Subsidiaries" has the meaning set forth in Section 6.4(f).

         "Insurance Policies" includes all insurance policies (and all rights under such insurance policies) required to be obtained pursuant to Section 5.2(a).

         "Intercompany Debt" means all Debt owing by any Credit Party to any other Credit Party or any of its Subsidiaries.

         "Interest Period" means, for each Eurodollar Loan, the period commencing on the date of such Eurodollar Loan or the date of the Conversion of any existing Base Rate Loan into such Eurodollar Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and
Section 2.2 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section
2.2. The duration of each such Interest Period shall be one, two, three, or six months (or such other period that is acceptable to the Lenders), in each case as the Borrower may select; provided, however, that:

         (a) Interest Periods commencing on the same date for Loans by each Lender comprising part of the same Borrowing shall be of the same duration;

         (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month;

         (d) the Borrower may not select any Interest Period for any Loan which ends after the Maturity Date; and

         (e) at the Administrative Agent's sole discretion, the Borrower may not select any Interest Period for any Eurodollar Loan longer than one month until the satisfactory completion of the syndication of this Agreement by the Arranger.

         "Interim Financial Statements" means the unaudited balance sheet of the Borrower and its consolidated Subsidiaries dated September 30, 2003, and the related unaudited statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the nine months then ended and referred to in Section 4.5, copies of which have been delivered to the Administrative Agent and the Lenders.

         "Investment" of any Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees, drawing accounts and similar expenditures or prepayments or deposits made in the ordinary course of business) or extension of credit that constitutes Debt of the Person to whom it is extended or contribution of capital by such Person; (b) the making of any Acquisition by such Person; (c) stocks, bonds, mutual funds, partnership interests, promissory notes (including structured promissory notes), debentures or other securities owned by such Person; and (d) any deposit accounts and certificates of deposit owned by such Person; provided, however, that "Investments" shall not include capital expenditures of such Person determined in accordance with GAAP.

         "Issuing Lender" means CLNY, Scotiabank and any successor Issuing Lender[s] pursuant to Section 9.12, and "Issuing Lenders" shall mean all such issuing lenders collectively.

         "Joint Venture" shall mean each Person listed on Schedule 1.1 hereto, as such schedule may be supplemented from time to time to add additional Persons thereto (but in no event shall the Borrower, any other Credit Party or any other direct or indirect wholly-owned subsidiary of the Borrower be considered a "Joint Venture"); provided that, (a) any such additional Person is organized for the purpose of (i) performing work for the United States of America and its agencies or for any other governments or those government's agencies or (ii) working as a subcontractor to a prime contractor or other subcontractor performing work described in the preceding clause (i), and (b) the Investment by the Borrower or any of its Subsidiaries in such Person shall otherwise be permitted by this Agreement.

         "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person.

         "Lenders" means the lenders listed on the signature pages of this Agreement and each Purchaser that shall become a party to this Agreement pursuant to Article X.

         "Letter of Credit" means (a) standby letters of credit and (b) if the applicable Issuing Lender in its sole reasonable discretion determines that it is able to issue bank guaranties, bank guaranties which guarantee obligations which are not covered by Letters of Credit, in each case issued under the Commitments and subject to this Agreement and shall expressly include the Existing Letters of Credit which are described in Parts A and B of Schedule 1.2 (which Existing Letters of Credit under Parts A and B of such Schedule 1.2 shall, as of the Closing Date, be deemed issued pursuant to the Commitments and shall constitute a portion of the Letter of Credit Exposure).

         "Letter of Credit Documents" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into to document such Letter of Credit or presented to the applicable Issuing Lender in order to effectuate payment under such Letter of Credit.

         "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time and
(b) the aggregate unpaid amount of all Reimbursement Obligations owing with respect to such Letters of Credit at such time minus the amount of any cash collateral held by the Administrative Agent in the Cash Collateral Account at such time.

         "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

         "Level I, Level II, and Level III", and individually, a "Level", shall mean the level determined by the Leverage Ratio as of the last day of the immediately preceding fiscal quarter:

                     Level                        Leverage Ratio
                    Level I                           <1.00
                   Level II                   > than = 1.00 and < 1.50
                   Level III                       > than = 1.50

         For purposes of calculating the Applicable Margin, the Level (a) shall be deemed to be Level II from the date of this Agreement until the date ("Initial Margin Date") that is the earlier of (i) the date the Compliance Certificate for the December 31, 2003 financial statements is received by the Administrative Agent, and (ii) the date such Compliance Certificate is required to be delivered to the Administrative Agent, and (b) shall thereafter be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Section 5.5 and certified to the Administrative Agent and the Lenders in the Compliance Certificate required to be delivered by the Borrower in connection with such financial statements pursuant to Section 5.5(d), with any such changes in the Applicable Margin occurring after the Initial Margin Date being effective as of the earlier of (i) the date the applicable Compliance Certificate is received by the Administrative Agent and (ii) the date the applicable Compliance Certificate is required to be delivered. If at any time the Company fails to deliver such financial statements and Compliance Certificate after the Initial Margin Date within the times specified in Section 5.5, the Level shall be deemed to be Level III until the Borrower delivers such financial statements and the related Compliance Certificate to the Administrative Agent and the Lenders.

         "Leverage Ratio" means, for the Borrower and its Subsidiaries on a consolidated basis, as of the end of any fiscal quarter, the ratio of (a) Consolidated Debt as of such fiscal quarter end to (b) Consolidated EBITDA for the four fiscal quarter period then ended.

         "Lien" means any mortgage, lien (statutory or other), pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement, encumbrance, priority or other security arrangement or preferential arrangement of any kind or nature whatsoever to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capitalized Lease or other title retention agreement having substantially the same economic effect as the foregoing).

         "Loan" means a loan by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Loan or a Eurodollar Loan.

         "Material Adverse Change" shall mean (a) a material adverse change since September 30, 2003 in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) the occurrence and continuance of any event or circumstance which could reasonably be expected to have a material adverse effect on any Credit Party's ability to perform its obligations under this Agreement, any Note or any other Credit Document to which it is a party, or (c) a material adverse effect on the validity or enforceability against any Credit Party of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "Material Subsidiary" means any Subsidiary of the Borrower that (a) has assets that constitute more than 5% of the combined GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a consolidated basis at such time, (b) has contributed more than 5% of the Consolidated EBITDA of the Borrower during any historical four-fiscal quarter period, or (c) would, with respect to any new Person acquired by the Borrower, contribute more than 5% of the Consolidated EBITDA on a pro forma basis for the four-fiscal quarter period then ended, and "Material Subsidiaries" means all such Subsidiaries collectively.

         "Maturity Date" means the earlier of (i) December 9, 2006 and (ii) the earlier termination in whole of the Commitments pursuant to Section 2.4 or
Article VII.

         "Maximum Rate" means the maximum nonusurious interest rate under all applicable laws (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

         "McDermott" means McDermott Incorporated, a Delaware corporation.

         "MII" means McDermott International, Inc., a Panamanian corporation.

         "MII Subordinated Loan" means the $25,000,000 subordinated loan made by MII to the Borrower pursuant to the terms of the Subordinated Loan Agreement dated as of February 10, 2003 between MII and the Borrower.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto that is a national credit rating organization.

         "Multiemployer Plan" means an employee benefit plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer (other than the Borrower and the other members of the Controlled Group) is obligated to make contributions.

         "National Priority List" means the list compiled by the EPA of sites with uncontrolled Hazardous Substance Releases deemed by EPA to be priorities for further evaluation and cleanup based on the severity of hazards associated with those Releases.

         "Net Cash Proceeds" means, with respect to any Asset Sale, all cash and Cash Equivalents received by the Borrower or any of its Subsidiaries from such Asset Sale after payment of, or provision for, all taxes, commissions and other reasonable out-of-pocket fees and expenses actually incurred.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the aggregate net obligations of such Person under its Financial Contracts in an amount equal to the sum of (i) the termination value of any such Financial Contract that has terminated and (ii) the marked-to-market value of any such Financial Contract that has not terminated, determined on the basis of readily available quotations provided by any recognized dealer in such Financial Contract.

         "Non-Recourse Debt" means Debt incurred in connection with the financing of an operating or construction project which will be serviced solely through the revenues of the project being financed and the obligees of which will have recourse for such Debt solely against such revenues, the assets comprising such project and, if applicable, a Joint Venture; provided that, "Non-Recourse Debt" shall in no event include any such Debt which has recourse to the Borrower or any other Credit Party or any of their respective assets or revenues.

         "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of the Borrower to such Lender resulting from Loans owing to such Lender.

         "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit F signed by an Authorized Officer of the Borrower.

         "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit G signed by an Authorized Officer of the Borrower.

         "Obligations" means all unpaid principal of the Loans, unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and amounts payable by the Credit Parties to the Administrative Agent or the Lenders under the Credit Documents.

         "Off-Balance Sheet Liability" of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) Synthetic Lease Obligations, (c) any obligations owing in respect of surety bonds or similar instruments, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (but, for the avoidance of doubt, excluding any Operating Leases).

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease or an Off-Balance Sheet Liability) by such Person as lessee.

         "Participants" has the meaning set forth in Section 10.2(a).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" has the meaning set forth in Section 6.1.

         "Person" means an individual, partnership, limited liability partnership, limited liability company, corporation (including a business trust), joint stock company, enterprise, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency, department or instrumentality thereof or any trustee, receiver, custodian or similar official.

         "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Preferred Interests" means, as applied to any Person, shares or other ownership interests of such Person which shall be entitled to preference or priority over any other shares or other ownership interests of such Person in respect of either the payment of dividends or distributions, as applicable, or the distribution of assets upon liquidation.

         "Price-Anderson Act" means The Price-Anderson Act set forth in 42 U.S.C. Section 2210.

         "Prime Rate" means a fluctuating rate of interest per annum as shall be in effect from time-to-time equal to the prime rate of interest publicly announced by the Administrative Agent from time to time as its prime rate, whether or not the Borrower has notice thereof, when and as said prime rate changes.

         "Property" of any Person means any interest of such Person in any property or asset (whether real, personal or mixed, tangible or intangible).

         "Pro Rata Share" means, at any time with respect to any Lender, (a) before the Commitments terminate, the ratio (expressed as a percentage) of such Lender's Commitments at such time to the aggregate Commitments at such time, and
(b) thereafter, the ratio (expressed as a percentage) of such Lender's aggregate outstanding Loans and aggregate outstanding participation interest in the Letter of Credit Exposure at such time to the aggregate outstanding Loans of all the Lenders and Letter of Credit Exposure at such time.

         "Purchaser" has the meaning set forth in Section 10.3(a).

         "Quarterly Report Date" has the meaning set forth in Section 5.5(b).

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts or warrants.

         "Regulations T, U, X and D" means, respectively, Regulations T, U, X, and D of the Federal Reserve Board, in each case as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Obligations" means all of the payment obligations of the Borrower set forth in Section 2.15(c).

         "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section.

         "Required Lenders" means, at any time, (a) before the Commitments terminate, Lenders holding at least 66.7% of the then aggregate Commitments and
(b) thereafter, Lenders having at least 66.7% of the aggregate unpaid principal amount of the Loans and participation interests in the Letter of Credit Exposure at such time.

         "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "Responsible Officer" means, the Chief Executive Officer, President, Chief Financial Officer, Controller, Treasurer or Secretary of the Borrower.

         "Restricted Payment" means (a) the declaration or making by the Borrower or any of its Subsidiaries of any dividends or other distributions (in cash, property, or otherwise) on, or any payment for the purchase, redemption or other acquisition of, any shares of any Capital Stock of such Person, other than dividends payable in such Person's Capital Stock, (b) the making by the Borrower or any of its Subsidiaries of any direct or indirect payment (scheduled or otherwise) in respect of the principal of any Subordinated Debt, and (c) any defeasance or covenant defeasance, purchase, redemption, retirement or other acquisition by the Borrower or any of its Subsidiaries in respect of Subordinated Debt of such Person.

         "S&P" means Standard & Poor's Rating Agency Group, a division of McGraw Hill Companies, Inc., or any successor thereto that is a national credit rating organization.

         "Scotiabank" means The Bank of Nova Scotia.

         "SEC" means the Securities and Exchange Commission, and any successor thereto.

         "Secured Parties" means the Administrative Agent and the Lenders.

         "Settlement Agreement" means the proposed Settlement Agreement by and among MII, McDermott, BWICO, The Babcock and Wilcox Company, Diamond Power International, Inc., Americon, Inc., Babcock & Wilcox Construction Co., Inc., the Asbestos Claimants Committee, the Legal Representative for Future Asbestos-Related Claimants, the Asbestos PI Trust, the Asbestos PD Trust, and the Apollo/Parks Township Trust (as such terms are described therein), which Settlement Agreement has been filed in connection with the Third Amended and Restated Joint Plan of Reorganization filed in the Chapter 11 Proceedings involving The Babcock and Wilcox Company.

         "Subordinated Debt" means any Debt of the Borrower or any of its Subsidiaries that is subordinated to their respective obligations under the Credit Documents.

         "Subsidiary" of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding shares of Capital Stock (or other equivalent interests) having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Capital Stock (or other equivalent interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person; provided, however, that the term "Subsidiary" shall not include any now or hereafter existing Joint Venture.

         "Synthetic Lease Obligations" means an arrangement treated as an operating lease for financial accounting purposes and a financing lease for tax purposes.

         "Tax Group" has the meaning set forth in Section 4.11.

         "Taxes" has the meaning set forth in Section 2.11(a).

         "Termination Event" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of any Credit Party or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA,
(d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Total Capitalization" shall mean, at any time, the sum of Consolidated Funded Debt at such time and Consolidated Net Worth at such time.

         "Transferee" has the meaning set forth in Section 10.4.

         "Type" has the meaning set forth in Section 1.4.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.3 Accounting Terms.

         (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, as of any time, using GAAP accounting policies and practices and financial reference periods that are in effect as of the end of the period covered by the most recent financial statements delivered pursuant to Section 5.5 as of such time.

         (b) Any calculation made at any time for the purposes of determining compliance with Sections 6.14 through 6.16 of this Agreement shall be adjusted to reflect the basis upon which the most recent financial statements delivered pursuant to Section 5.5 as of such time were prepared.

         (c) In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

         Section 1.4 Types of Loans. Loans are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or a Base Rate Loan, each of which constitutes a Type.

         Section 1.5 Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.

                                   ARTICLE II

                                    THE LOANS

         Section 2.1 The Loans.

         (a) Loans Generally. Each Lender having a Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower in Dollars from time-to-time on any Business Day during the period from the Closing Date until the last Business Day before the Maturity Date; provided that, (i) the sum of (A) the aggregate outstanding principal amount of the Loans plus (B) the Letter of Credit Exposure may not exceed at any time the aggregate amount of the Commitments, and (ii) the aggregate principal amount of such Loans may not exceed $100,000,000. Each Borrowing shall be in an aggregate amount not less than $1,000,000.00 and in integral multiples of $500,000.00 in excess thereof and shall consist of Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time-to-time borrow, prepay pursuant to Section 2.7(b) and reborrow under this Section 2.1(a).

         (b) Optional Increase in Commitments. At any time on or before the six-month anniversary of the Closing Date, the Borrower may, at its option and subject to the conditions described in this Section, increase the aggregate Commitments by adding to this Agreement one or more commercial banks or other financial institutions (who shall, upon completion of the requirements stated in this Section 2.1(b), constitute Lenders hereunder), or by allowing one or more Lenders to increase their Commitments hereunder, so that such added and increased Commitments shall equal the increase in aggregate Commitments effectuated pursuant to this Section 2.1(b); provided that, without the consent of all the Lenders, no increase in aggregate Commitments pursuant to this
Section 2.1(b) shall result in the aggregate Commitments exceeding $150,000,000 less the aggregate amount of reductions, if any, made pursuant to Section 2.4; provided further that, no Lender's Commitment amount shall be increased without the consent of such Lender. The Borrower may exercise its option to so increase the aggregate Commitments only if the following conditions are satisfied:

                  (i) no Default or Event of Default exists hereunder, and the Borrower shall have delivered a certificate to the Administrative Agent from a Responsible Officer stating that no Default or Event of Default exists;

                  (ii) the representations and warranties of the Credit Parties contained in Article IV shall be true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date;

                  (iii) the Guarantors shall have consented to such increase in writing; and

                  (iv) at any Lender's request the Borrower shall execute a new Note evidencing the increased Commitments of such Lender.

The Borrower shall give the Administrative Agent ten Business Days' notice of the Borrower's intention to increase the aggregate Commitments pursuant to this
Section 2.1(b). Such notice shall specify each new commercial bank or other financial institution (which in any case shall be an Eligible Assignee), if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by the Administrative Agent. Each new commercial bank or other financial institution, and each Lender agreeing to increase its Commitment, shall execute and deliver to the Administrative Agent a Commitment Increase Agreement. Upon execution and delivery of such Commitment Increase Agreement and any additional Notes contemplated thereby, such new commercial bank or other financial institution shall constitute a "Lender" hereunder with a Commitment as specified therein, or such Lender's Commitment shall increase as specified therein, as the case may be. Notwithstanding the foregoing, after giving effect to this Section, the terms and conditions hereof shall remain substantially the same as on the Closing Date.

         Section 2.2 Method of Borrowing.

         (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing, given not later than (i) if the Borrowing is comprised of Eurodollar Loans, 11:00 a.m. (New York time) on the third Business Day before the requested Borrowing Date and (ii) if the Borrowing is comprised of Base Rate Loans, 12:00 noon (New York time) on the requested Borrowing Date, in each case to the Administrative Agent's Applicable Lending Office. The Administrative Agent shall give to each Lender prompt notice on the day of receipt of a timely Notice of Borrowing. The Notice of Borrowing shall be in writing specifying (A) the Borrowing Date (which shall be a Business Day), (B) the requested Type of Loans comprising such Borrowing, (C) the aggregate amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Loans, the requested Interest Period. In the case of a requested Borrowing comprised of Eurodollar Loans, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.6(b). Each Lender shall make available its Pro Rata Share of such Borrowing before 2:00 p.m. (New York time) on the Borrowing Date in immediately available funds to the Administrative Agent at its Applicable Lending Office or such other location as the Administrative Agent may specify by notice to the Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will promptly make such funds available to the Borrower not later than 3:00 p.m. (New York time) at such account as the Borrower shall specify in writing to the Administrative Agent.

         (b) Conversions and Continuations. In order to elect to Convert or Continue the Loans under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at its Applicable Lending Office no later than (i) 11:00 a.m. (New York time) at least one Business Day in advance of such requested Conversion date in the case of a Conversion of a Eurodollar Loan to a Base Rate Loan or (ii) 11:00 a.m. (New York time) at least three Business Days in advance of such requested Conversion date in the case of a Conversion of a Base Rate Loan into a Eurodollar Loan or in the case of a Continuation of a Eurodollar Loan. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, electronic mail, or telephone, confirmed promptly in writing specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the amount and Type of the Loan to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of Loan, and (D) in the case of a Conversion to, or a Continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Loan, notify each Lender of the interest rate under Section 2.6(b). Notwithstanding anything in this Agreement to the contrary, Conversions of Eurodollar Loans may only be made at the end of the applicable Interest Period for such Loans; provided, however, that Conversions of Base Rate Loans may be made at any time.

         (c) Certain Limitations. Notwithstanding anything in paragraphs (a) and
(b) above:

                  (i) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Loans;

                  (ii) (A) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or any of its Applicable Lending Offices to perform its obligations under this Agreement to make Eurodollar Loans, or to fund or maintain Eurodollar Loans, the right of the Borrower to select Eurodollar Loans from such Lender for such Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and such Lender's Loan for such Borrowing shall be a Base Rate Loan and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender;

                  (iii) if the Administrative Agent is unable to determine the Eurodollar Rate for any requested Borrowing and the Administrative Agent gives telephonic or telecopy notice thereof to the Borrower as soon as practicable, the right of the Borrower to select Eurodollar Loans for such requested Borrowing or for any subsequent Borrowing and the obligation of the Lenders to make such Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a Base Rate Loan;

                  (iv)(A) if the Required Lenders shall, by 11:00 a.m. (New York time) at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Loans and the Administrative Agent gives telephonic or telecopy notice thereof to the Borrower as soon as practicable, the right of the Borrower to select Eurodollar Loans for such Borrowing or for any subsequent Borrowing and the obligation of the Lenders to make Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be a Base Rate Loan, and (B) each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender;

                  (v) if the Borrower shall fail to select the duration or Continuation of any Interest Period for any Eurodollar Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1 and paragraphs (a) and (b) above or shall fail to deliver a Notice of Conversion or Continuation or to specify the Interest Period for a Eurodollar Loan in a Notice of Conversion or Continuation, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Loans will be made available to the Borrower on the date of such Borrowing and will have an Interest Period of one month; and

                  (vi) no Loan may be Converted or Continued as a Eurodollar Loan at any time when a Default has occurred and is continuing.

         (d) Notices Irrevocable. The Notice of Borrowing and each Notice of Conversion or Continuation delivered by the Borrower shall be irrevocable and binding on the Borrower. In the case of the initial Borrowing or any Borrowing for which the related Notice of Conversion or Continuation specifies is to be comprised of Eurodollar Loans, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost or expense actually incurred by such Lender as a result of any failure on the part of the Borrower to fulfill on or before the Borrowing Date or the date specified in such Notice of Conversion or Continuation for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

         (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the Borrowing Date that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such

Borrowing available to the Administrative Agent on the Borrowing Date in accordance with paragraph (a) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Loans comprising such Borrowing. If such Lender's Loan as part of such Borrowing is not made available by such Lender within three Business Days of the Borrowing Date, the Borrower shall repay such Lender's share of such Borrowing (together with interest thereon at the interest rate applicable during such period to Loans comprising such Borrowing) to the Administrative Agent not later than three Business Days after receipt of written notice from the Administrative Agent specifying such Lender's share of such Borrowing that was not made available to the Administrative Agent. Notwithstanding the foregoing, the failure of any Lender to make the Loan to be made by it as part of the Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the Borrowing Date.

         (f) Lender Obligations Several. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the Borrowing Date.

         (g) Noteless Agreement; Evidence of Indebtedness.

                  (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (ii) The Administrative Agent shall also maintain accounts in which it will record (A) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (C) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (iv) Any Lender may request that the Loan owing to such Lender be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         Section 2.3 Fees.

         (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Commitment a commitment fee on the average daily amount by which such Lender's Commitment exceeds the sum of (i) the aggregate principal amount of such Lender's outstanding Loans and (ii) its participation share of the Letter of Credit Exposure, from the Closing Date until the Maturity Date at a per annum rate of .50%. The fees payable pursuant to this clause (a) are due quarterly in arrears on the last Business Day of each March, June, September and December commencing with December 31, 2003 and on the Maturity Date.

         (b) Agent's Fees. The Borrower agrees to pay to the Administrative Agent the agent's fees as separately agreed upon by the Borrower and the Administrative Agent in the letter agreement dated August 19, 2003 from CLNY to the Borrower on the dates required by such letter.

         (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the pro rata benefit of each Lender with respect to each Letter of Credit, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time; provided that, after the occurrence and continuance of an Event of Default under Section 7.1(a), the applicable fee rate on such Letters of Credit shall be the Applicable Margin for Eurodollar Loans plus 2% per annum and (ii) to such Issuing Lender, a fee for each Letter of Credit issued for its account of 0.125% per annum. Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its expiration date (or, if earlier, the date such Letter of Credit is cancelled or otherwise terminated) and shall be payable quarterly in arrears on the last Business Day of each March, June, September and December until its expiration date and on such expiration date. In addition, the Borrower agrees to pay to the Issuing Lenders all customary administrative and other transaction costs and fees charged by the Issuing Lenders in connection with the issuance, amendment, payment and negotiation of a Letter of Credit, such costs and fees to be due and payable on the date specified by the applicable Issuing Lender in the invoice for such costs and fees.

         Section 2.4 Reduction of the Commitments.

         (a) Optional. The Borrower shall have the right, upon at least five days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction of Commitments shall be in the minimum aggregate amount of $1,000,000.00 and in integral multiples of $1,000,000.00 in excess thereof (or such lesser amount as may then be outstanding); and provided further that the aggregate amount of the Commitments may not be reduced below the sum of the aggregate principal amount of the outstanding Loans plus the Letter of Credit Exposure.

         (b) Generally. Any reduction or termination of the Commitments pursuant to Section 2.4(a) shall be permanent, with no obligation of the Lenders to reinstate such Commitments and the commitment fees provided for in Section 2.3(a) shall thereafter be computed on the basis of the Commitments as so reduced. The Administrative Agent shall give each Lender prompt notice of any commitment reduction or termination.

         Section 2.5 Repayment. The Borrower shall repay the outstanding principal amount of the Loans on the Maturity Date.

         Section 2.6 Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to it from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

         (a) Base Rate Loans. If such Loan is a Base Rate Loan, a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate in effect from time-to-time plus the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar quarter and on the date such Base Rate Loan shall be paid in full; provided that, any amount of principal, interest or fees which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the Alternate Base Rate in effect from time-to-time plus the Applicable Margin plus 2% and (ii) the Maximum Rate.

         (b) Eurodollar Loans. If such Loan is a Eurodollar Loan, a rate per annum equal at all times during the Interest Period for such Loan to the lesser of (i) the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on each day of such Interest Period for Eurodollar Loans and (ii) the Maximum Rate, payable on the last day of such Interest Period, and, in the case of Interest Periods of greater than three months, on the Business Day which occurs during such Interest Period three months from the first day of such Interest Period; provided that, any amount of principal, interest or fees which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Loan immediately prior to the occurrence of such Default plus 2% and (ii) the Maximum Rate. (c) Additional Interest on Eurodollar Loans. The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender, from the effective date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Loan from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such

Loan. Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error, and be accompanied by any evidence indicating the need for such additional interest as the Borrower may reasonably request).

         (d) Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time (calculated after giving effect to all items charged which constitute "interest" under applicable laws, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect.

                  In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans.

                  In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

         Section 2.7 Prepayments.

         (a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Loan except as provided in this Section 2.7.

         (b) Optional. The Borrower may elect to prepay, in whole or in part, any of the Loans owing by it to the Lenders, after giving prior written notice of such election by (i) 11:00 a.m. (New York time) three Business Days before such prepayment date in the case of Borrowings which are comprised of Eurodollar Loans, and (ii) 11:00 a.m. (New York time) on the Business Day of such prepayment, in case of Borrowings which are comprised of Base Rate Loans, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Lender and the Borrower shall prepay Loans comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.00 and in integral multiples of $500,000.00 in excess thereof (or such lesser amount as may then be outstanding).

         (c) Mandatory.

                  (i) Deficiency. On any date on which the outstanding principal amount of the Loans plus the Letter of Credit Exposure exceeds the aggregate Commitments, the Borrower agrees to make a mandatory prepayment of the Loans, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date, in the amount of such excess, or if the Loans have been repaid in full, make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure.

                  (ii) Casualty Events. Following any Casualty Event in which the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000, all such Casualty Proceeds payable to or received by the Credit Parties in respect of such Casualty Event shall, if not used to purchase a replacement asset or otherwise reinvested in the business of the Borrower and its Subsidiaries within 180 days of the date of the Casualty Event (or, if such Casualty Proceeds have not been received by such Credit Party by such 180th day, then on the date such Casualty Proceeds are received), be deposited with the Administrative Agent on the last day of such 180-day period (or, if such Casualty Proceeds have not been received by such Credit Party by such 180th day, then on the date such Casualty Proceeds are received) as security for the Obligations and the Administrative Agent shall apply the Casualty Proceeds to prepay the Loans, or if the Loans have been repaid in full and only if such Casualty Event shall, or could reasonably be expected to, materially interfere with or otherwise disrupt the operations of the Borrower and its Subsidiaries (taken as a whole), make deposits into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure; provided that, in no event shall the Credit Parties be required to deposit any Casualty Proceeds in excess of the amount required to repay the Loans and cash collateralize the Letter of Credit Exposure; provided further that, if such Casualty Proceeds will be reinvested to rebuild or otherwise replace Property damaged by a Casualty Event and the cost (or any portion thereof) of such construction or replacement has not been invoiced to the Borrower or such Subsidiary as of the date such Casualty Proceeds are received, then the Borrower or such Subsidiary shall be permitted to, until such invoices are received and such amounts are to be paid, deposit such Casualty Proceeds into, and maintain such funds in, a segregated account so long as the Borrower or such Subsidiary shall, concurrently with such deposit, deliver to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower detailing both the proposed use of such Casualty Proceeds and the estimated timing of their application (with updated certificates to be sent periodically as necessary to update the Administrative Agent of any changes to such timing).

                  (iii) Debt Incurrence. The Borrower shall prepay the Loans by an amount equal to 100% of the Debt Incurrence Proceeds that the Borrower or any of its Subsidiaries receives from each Debt Incurrence occurring after the Closing Date within

         30 days after the date of each such Debt Incurrence; provided that, in no event shall the Credit Parties be required to deposit any Debt Incurrence Proceeds in excess of the amount required to repay the Loans.

                  (iv) Equity Issuance. The Borrower shall prepay the Loans by an amount equal to 100% of the Equity Issuance Proceeds that the Borrower or any of its Subsidiaries receives from each Equity Issuance after the Closing Date within 30 days after the date of each such Equity Issuance; provided that, in no event shall the Credit Parties be required to deposit any Equity Issuance Proceeds in excess of the amount required to repay the Loans.

         (d) Application of Prepayments. Each prepayment pursuant to this
Section 2.7 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to
Section 2.8 as a result of such prepayment being made on such date.

         (e) Illegality. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Applicable Lending Office to perform its obligations under this Agreement or to make or maintain Eurodollar Loans then outstanding hereunder, the Borrower shall, no later than 11:00 a.m. (New York time) (A) if not prohibited by law or regulation to maintain such Eurodollar Loans for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar Loan or (B) if prohibited by law or regulation to maintain such Eurodollar Loans for the duration of the Interest Period, on the second Business Day following its receipt of such notice, (i) prepay all Eurodollar Loans of all of the Lenders then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date,
(ii) each Lender shall simultaneously make a Base Rate Loan or, if not otherwise prohibited, make an Eurodollar Loan in an amount equal to the aggregate principal amount of the affected Eurodollar Loans, and (iii) the right of the Borrower to select Eurodollar Loans shall be suspended until such Lender shall notify Administrative Agent that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (f) Ratable Payments; Effect of Notice. Each prepayment pursuant to this Section 2.7 or any other provision of this Agreement shall be made in a manner such that all Loans comprising part of the same Borrowing are paid in whole or ratably in part. All notices given pursuant to this Section 2.7 shall be irrevocable and binding upon the Borrower.

         Section 2.8 Funding Losses. If (a) any payment of principal of any Eurodollar Loan is made other than on the last day of the Interest Period for such Loan as a result of any payment pursuant to Section 2.7 or the acceleration of the maturity of the Loans pursuant to Article VII or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar

Loan on the date such payment is due and payable, the Borrower shall, within three Business Days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to Administrative Agent for the account of such Lender any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. Each Lender shall, as soon as reasonably practicable after a demand by the Administrative Agent, provide a certificate confirming the amount of its funding losses for any Interest Period in which they accrue.

         Section 2.9 Increased Costs.

         (a) Eurodollar Loans. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Loans, then the Borrower shall from time-to-time pay within five Business Days of demand by such Lender (with a copy of such demand to the Administrative Agent) to the Administrative Agent for the account of such Lender additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender for such increased cost; provided, however, that, before making any such demand, each Lender agrees to use commercially reasonable efforts (consistent with its internal policy and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender; provided further that, prior to any such demand for payment and within 180 days of obtaining knowledge of such increased costs, such Lender shall have submitted to the Borrower a certificate indicating the amount of such increased costs and detailing the calculation of such increased costs, such certificate to be conclusive and binding for all purposes, absent manifest error. The provisions of this Section 2.7(a) shall not apply to any introduction, change or compliance relating to taxes or similar governmental charges.

         (b) Capital Adequacy. If any Lender determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the Closing Date affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend and other commitments of this type, then, upon demand by such Lender (with a copy of any such demand to the Administrative Agent), the Borrower shall within five Business Days of demand pay to the Administrative Agent for the account of such Lender as the case may be, from time-to-time as specified by such Lender, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender, in light of such circumstances, with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement; provided that, prior to any such demand for payment and within 180 days of obtaining knowledge of such increased costs, such Lender shall have submitted to the Borrower a certificate as to such amount and detailing the calculation of such costs, such certificate to be conclusive and binding for all purposes, absent manifest error.

         (c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Lenders or (ii) impose on the Issuing Lenders any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Lenders of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the applicable Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the applicable Issuing Lender, the Borrower shall immediately pay to Administrative Agent for the account of such Issuing Lender, from time to time as specified by such Issuing Lender, additional amounts which shall be sufficient to compensate such Issuing Lender for such increased cost; provided that, prior to any such demand for payment and within 180 days of obtaining knowledge of such increased costs, such Issuing Lender shall have submitted to the Borrower a certificate as to such amount and detailing the calculation of such costs, such certificate to be conclusive and binding for all purposes, absent manifest error.

         Section 2.10 Payments and Computations.

         (a) Payment Procedures. The Borrower shall make each payment under this Agreement not later than 12:00 p.m. (New York time) on the day when due to the Administrative Agent at the Administrative Agent's address specified in Section
11.2 (or such other location as the Administrative Agent shall designate in writing to the Borrower) in immediately available funds. Each Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, or a specific Lender pursuant to Section 2.3(b), 2.3(c), 2.8, 2.9 or 2.11, but after taking into account payments effected pursuant to Section 11.4) in accordance with each Lender's Pro Rata Share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

         (b) Computations. All computations of interest with respect to Base Rate Loans bearing interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest with respect to (i) Base Rate Loans bearing interest based on the Federal Funds Rate, (ii) Eurodollar Loans, (iii) fees, and
(iv) other amounts shall be made by the Administrative Agent, in each such case on the basis of a year of 360 days and for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

         (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

         (d) Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate for such day.

         Section 2.11 Taxes.

         (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with this Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding in the case of each Lender and the Administrative Agent, taxes, levies, imposts, deductions, charges or withholdings that are imposed on or measured by its income or receipts, and franchise taxes imposed on it by either the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision of that jurisdiction or the jurisdiction of such Lender's Applicable Lending Office or principal executive office or any political subdivision of that jurisdiction, and all liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"), except as may otherwise be required by applicable law. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that, after making all required deductions, such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Lender's or Administrative Agent's failure to provide the forms required to be delivered by paragraph (e) of this Section 2.11, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Credit Documents (hereinafter referred to as "Other Taxes").

         (c) Indemnification. If the Borrower fails to pay any Taxes on payments made hereunder or Other Taxes to the appropriate taxing authority or other Governmental Authority and the Lender or the Administrative Agent (as the case may be) pays the amount due, the Borrower shall indemnify each Lender and the Administrative Agent for the full amount of such Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including interest and reasonable expenses) arising therefrom or with respect thereto (whether or not such Taxes or Other Taxes were correctly or legally asserted). Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within fifteen Business Days from the date the Borrower receives written demand detailing the calculation of such amount from the Administrative Agent on behalf of itself as Administrative Agent or any such Lender. If any Lender or the Administrative Agent determines it has received a refund in respect of any Taxes or Other Taxes paid or reimbursed by the Borrower, such Lender or Administrative Agent, as the case may be, shall within fifteen Business Days pay to the Borrower the share of such refund relating to the Taxes or Other Taxes paid or reimbursed by the Borrower. A certificate indicating the amount of such Taxes or Other Taxes and detailing the calculation of such Taxes or Other Taxes shall be submitted by such Lender to the Borrower and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.

         (d) Evidence of Tax Payments. Within 30 days after the date of any payment by the Borrower of Taxes on payments hereunder, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment of such Taxes or other evidence of such payment which is reasonably acceptable to the Administrative Agent.

         (e) Foreign Lender Withholding Exemption. Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the Closing Date in the case of each initial Lender or upon, the effectiveness of any Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and on or before the date, if any, it changes its Applicable Lending Office, and from time to time thereafter as reasonably requested in writing by the Borrower (i) two duly completed originals of United States Internal Revenue Service Form W-8BEN or W-8ECI (in the case of a Lender that provides a Form W-8BEN other than by reason of the applicability of a tax treaty, the Lender shall also provide a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), or successor applicable form or certificate, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and in the case of a Lender providing a Form W-8BEN or successor form, certifying that such Lender is a foreign corporation, partnership, estate or trust for United States federal income tax purposes, (ii) a United States Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, if necessary or required to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to eliminate any withholding tax and which have been reasonably requested by the Borrower. Each Lender which delivers to the Borrower and the Administrative Agent a form pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further duly completed originals of such form, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or invalid or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If any change in treaty, law or regulation has occurred after the date of the form described in the first sentence of this paragraph (e) was originally required to be provided, but prior to the date on which any delivery required by the next preceding sentence would otherwise be required, and the event renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite forms and any such tax (and all liabilities with respect thereto) shall be considered excluded from Taxes for purposes of this Section 2.11.

         (f) Repayment under Certain Circumstances. If the Borrower is required by any law or regulation to make any deduction or withholding of Taxes from any sum payable by it under this Agreement and is prevented by law from making the payments required by Section 2.11(a) or (c), upon written notice to the Borrower from the Administrative Agent (which shall give such notice if, and only if, so requested by any Lender) the relevant Loans shall be repaid within 30 days of the date such notice is received by the Borrower together with accrued interest and any amounts owing under Section 2.8.

         (g) Change of Applicable Lending Office. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to, at the Borrower's expense, file any certificate, form or document reasonably requested in writing by the Borrower or to designate a different Applicable Lending Office if the making of such filing or designation would avoid the need for or reduce the amount of any payment that may hereafter accrue under this Section 2.11 and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (h) Failure to Withhold Taxes. In the event that any taxing authority notifies the Borrower that it has improperly failed to deduct or withhold any taxes, levies, imposts, deductions, charges or withholdings (other than Taxes) from a payment made hereunder to a Lender or the Administrative Agent, the Borrower shall timely and fully pay such amounts to such taxing authority and such Lender or the Administrative Agent shall pay such amount to the Borrower within fifteen Business Days from the date the Borrower makes written demand therefor.

         Section 2.12 Assignment of Commitments Under Certain Circumstances. In the event that (a) any Lender shall have delivered a certificate pursuant to
Section 2.9 or 2.11 indicating any additional amounts owed by the Borrower, (b) the Borrower shall be required to pay any additional amounts pursuant to Section 2.7(e), or (c) any Lender fails to approve an amendment or waiver of any provision of this Agreement or any other Credit Document requested by the Borrower, the Borrower shall have the right (unless such Lender shall have eliminated the circumstance giving rise to the additional amount owed by the Borrower or otherwise waived receipt of such additional amount), at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.3) all its interests, rights and obligations under this Agreement and the other Credit Documents to another financial institution (which must be an Eligible Assignee) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority to which such Lender is subject, (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder, and (iii) the Borrower shall pay to the affected Lender in immediately available funds all other fees and other amounts owing to such affected Lender, including without limitation the additional amounts owed pursuant to Sections 2.7(e), 2.9 or 2.11, if any.

         Section 2.13 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.14 Applicable Lending Offices. Each Lender may book its Loans at any Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Loans shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written notice to the Administrative Agent and the Borrower designate replacement or additional Applicable Lending Offices through which Loans will be made by it and for whose account repayments are to be made.

         Section 2.15 Letters of Credit.

         (a) Issuance. From time-to-time from the Closing Date until 30 days before the Maturity Date, at the request of the Borrower, the Issuing Lenders shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the expiration date of Letters of Credit for the account of the Borrower or any other Credit Party, and to the extent permitted below and in Section 6.4, the Joint Ventures, Immaterial Subsidiaries and certain Affiliates of the Borrower, on any Business Day. All Existing Letters of Credit described on Parts A and B of Schedule 1.2 shall be deemed to be issued pursuant to this Section
2.15. No Letter of Credit will be issued, increased, or extended:

                  (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed (A) the aggregate Commitments minus
         (B) the sum of the aggregate outstanding principal amount of all Loans;

                  (ii) if such issuance, increase, or extension would cause the sum of the Letter of Credit Exposure attributable to Letters of Credit issued for the account of the Joint Ventures plus the aggregate amount of all Investments in Joint Ventures made pursuant to Section 6.4(e) to exceed $15,000,000;

                  (iii) if such issuance, increase, or extension would cause the sum of the Letter of Credit Exposure attributable to Letters of Credit issued for the account of Immaterial Subsidiaries plus the aggregate amount of all Investments in Immaterial Subsidiaries made pursuant to
         Section 6.4(f) to exceed $2,000,000;

                  (iv) unless such Letter of Credit has an expiration date not later than the earlier of (A) one year after the date of issuance thereof and (B) the date which is five Business Days before the Maturity Date (except as provided below); provided that, any such Letter of Credit may expressly provide that it is renewable automatically for additional periods (which shall in no event extend beyond the date which is five Business Days before the Maturity Date except as provided below) unless the applicable Issuing Lender has notified the Borrower (with a copy to the Administrative Agent) (and the beneficiary of such Letter of Credit so long as the terms of the Letter of Credit require such notice to the beneficiary by the applicable Issuing Lender and the applicable Issuing Lender shall have sufficient contact information to give such notice) at least 30 days prior to the date of automatic renewal of its election not to renew such Letter of Credit; provided further, that any Letter of Credit may expire after the fifth Business Day before the Maturity Date subject to the following conditions: (1) the Borrower shall have, concurrent with such issuance or extension, deposited cash collateral in an amount equal to the Letter of Credit Exposure attributable to such Letters of Credit to be held in the Cash Collateral Account or otherwise supported such Letter of Credit Exposure with back-to-back letters of credit in accordance with Section 2.15(e); and (2) no such Letter of Credit shall have an expiry date (after giving effect to all renewals) of later than one year after the Maturity Date;

                  (v) unless such Letter of Credit is in form and substance acceptable to the applicable Issuing Lender in its sole discretion;

                  (vi) unless the Borrower has delivered to the applicable Issuing Lender a completed request for issuance of letter of credit in the form of the attached Exhibit H; signed by an Authorized Officer of the Borrower; and

                  (vii) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, the International Chamber of Commerce Publication No. 590 (ISP 98) or any successor to such publications. If the terms of any letter of credit request referred to in the foregoing clause (vi) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

         (b) Participations. Upon the date of the issuance or increase of a Letter of Credit occurring on or after the Closing Date, the applicable Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The applicable Issuing Lender shall promptly notify the Administrative Agent of each request for issuance, increase or extension of a Letter of Credit and shall promptly deliver to the Administrative Agent copies of any such request together with copies of drafts (followed up by copies of the original) of the Letter of Credit to be so issued or of any related amendment or extension. The Administrative Agent shall promptly notify each such participant Lender by telephone, electronic mail, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Lender's participation in such Letter of Credit.

         (c) Reimbursement. The Borrower hereby agrees to pay on demand to the Administrative Agent for the benefit of the applicable Issuing Lender and the Lenders in respect of each Letter of Credit issued hereunder (whether or not for its account) an amount equal to any amount paid by the applicable Issuing Lender under or in respect of such Letter of Credit. In the event such Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower on the same Business Day, such Issuing Lender shall give notice of such failure to pay to the Administrative Agent and the applicable Lenders, and each Lender having a Commitment shall promptly reimburse such Issuing Lender for such Lender's Pro Rata Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute a Borrowing comprised of Base Rate Loans to the Borrower from such Lender. If such reimbursement is not made by any Lender to the applicable Issuing Lender on the same day on which such Issuing

Lender shall have made payment on any such draw, such Lender shall pay interest thereon to the Administrative Agent for the benefit of such Issuing Lender at a rate per annum equal to the Federal Funds Effective Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat such payment under a Letter of Credit not immediately reimbursed by Borrower as a Borrowing comprised of Base Rate Loans.

         (d) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit Documents;

                  (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

                  (iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the applicable Issuing Lender would not be liable therefor pursuant to paragraph (f) below;

                  (v) payment by the applicable Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

         (e) Prepayments of Letters of Credit. In the event that any Letters of Credit shall be outstanding or shall be drawn and not reimbursed after the Maturity Date, the Borrower shall, at the Borrower's option, either (i) pay to the Administrative Agent an amount equal to the Letter of Credit Exposure allocable to such Letters of Credit to be held in the Cash Collateral Account and applied in accordance with paragraph (g) below, (ii) obtain back-to-back letters of credit issued by any bank or financial institution satisfactory to the applicable Issuing Lender in its sole discretion (but in any event such bank or financial institution must meet the minimum capital requirements that would be required of an "Eligible Assignee" under clause (c) of such definition) and in a form satisfactory to the applicable Issuing Lender in its sole discretion, or

(iii) do any combination of the immediately preceding clauses (i) and (ii) as to all such outstanding Letters of Credit.

         (f) Liability of Issuing Lenders. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lenders nor any of their respective officers or directors shall be liable or responsible for:

                  (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                  (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (iii) payment by any Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

                  (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the Issuing Lender's own negligence),

except that the Borrower shall have a claim against the applicable Issuing Lender, and the applicable Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Lender's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Lender's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

In furtherance and not in limitation of the foregoing, the Issuing Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         (g) Cash Collateral Account.

                  (i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.7(c), 2.15(a)(iv), 2.15(e), 7.2(b) or 7.3(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent's standard form assignment of deposit accounts, that the Administrative Agent requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent a first priority, perfected security interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

                  (ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the applicable Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Obligations or (B) apply such surplus funds to any Obligations in any manner directed by the Required Lenders. If no Default exists, the Administrative Agent shall release to the Borrower at the Borrower's written request any funds held in the Cash Collateral Account above the Letter of Credit Exposure.

                  (iii) Funds held in the Cash Collateral Account shall be invested in Cash Equivalents maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no other obligation to make any other investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         Section 3.1 Initial Conditions Precedent. The obligation of each Lender to make its initial Loans as part of the initial Borrowing or the Issuing Lenders to issue the initial Letters of Credit is subject to the conditions precedent that:

         (a) Documentation. On or before the day on which the initial Borrowing is made or the initial Letter of Credit is issued, the Administrative Agent and the Lenders shall have received the following, each dated on or before such day, duly executed by all the parties thereto, to the extent applicable, in form and substance satisfactory to the Administrative Agent and the Lenders:

                  (i) this Agreement and all attached Exhibits and Schedules;

                  (ii) any Note requested by a Lender pursuant to Section 2.2(g) payable to the order of such requesting Lender in the amount of its Commitment;

                  (iii) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each of the Credit Parties in all jurisdictions where required by the Administrative Agent;

                  (iv) a certificate dated as of the Closing Date from a Responsible Officer stating that (A) all representations and warranties of such Person set forth in this Agreement and in the other Credit Documents to which it is a party are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.1 have been met (assuming that the Administrative Agent and the Lenders have completed their due diligence review as required by Section 3.1(b) and assuming the Administrative Agent and the Lenders are satisfied with all items that have been delivered by the Borrower and its Subsidiaries pursuant to this Section 3.1);

                  (v) copies, certified as of the Closing Date by a Secretary or an Assistant Secretary of the appropriate Person of (A) the resolutions of the Board of Directors of each Credit Party approving the Credit Documents to which it is a party and the transactions contemplated thereby, (B) the organizational documents of each Credit Party, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Credit Documents;

                  (vi) certificates of a Secretary or an Assistant Secretary of each of the Credit Parties certifying as of the Closing Date the names and true signatures of officers of the Credit Parties authorized to sign this Agreement, the Notice of Borrowing and the other Credit Documents to which such Credit Parties are a party;

                  (vii) a favorable opinion dated as of the Closing Date of Baker Botts L.L.P., counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent;

                  (viii) a favorable opinion dated as of the Closing Date of John T. Nesser, III, general counsel to MII and the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent;

                  (ix) a certificate from the Chief Financial Officer of MII dated as of the Closing Date addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, regarding the matters set forth in Section 4.22;

                  (x) a certificate from the Chief Financial Officer of MII addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent and shall reaffirm that as of the Closing Date the projections prepared by the Borrower and included in the Confidential Information Memorandum dated November 2003 that was delivered to the Administrative Agent and the Lenders prior to the Closing Date have been prepared based upon the assumptions generally stated therein and the best information reasonably available to such officer at the time such projections were made, shall describe any material changes in such information prior to the Closing Date and state that such changes would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change to occur;

                  (xi) copies of each promissory note evidencing Intercompany Debt, if any;

                  (xii) acknowledgment from CT Corporation System as of the Closing Date with respect to its irrevocable appointment by each Credit Party pursuant to Section 11.12(b); and

                  (xiii) such other documents, governmental certificates and agreements as the Administrative Agent or any Lender may reasonably request.

         (b) Due Diligence. The Administrative Agent and the Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Borrower and its Subsidiaries, including, but not limited, to a review of their Contingent Obligations, product liabilities, intellectual property, and all legal, financial, accounting, governmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

         (c) Payment of Fees. On the Closing Date, the Borrower shall have paid the fees required to be paid to the Administrative Agents, the Arranger, and the Lenders on the Closing Date pursuant to the terms hereof and all costs and expenses which have been invoiced and are payable pursuant to Section 11.4 and in the fee letter referred to in Section 2.3(b).

         (d) Other Indebtedness. The Administrative Agent shall be reasonably satisfied with the terms, conditions and amounts of any other Debt of the Borrower and its Subsidiaries. All Intercompany Debt required to be subordinated pursuant to Section 6.2 shall have been subordinated to the Obligations on terms and conditions satisfactory in form and substance to the Administrative Agent. Additionally, the Administrative Agent and the Lenders shall be satisfied that all obligations of the Borrower owing with respect to the MII Subordinated Debt and the Existing Credit Agreement shall be paid in full or cash-collateralized concurrent with the making of the initial Loans hereunder and that the Borrower shall have no further obligations in respect of any such Debt (other than standard indemnity obligations which survive the repayment in full of such
Debt). Finally, the Administrative Agent and the Lenders shall be reasonably satisfied that the obligations owing by J. Ray McDermott, S.A. under the Existing Credit Agreement shall have been refinanced with a bond financing having terms that include, but are not limited to, (i) a maturity date that is at least one year later than the Maturity Date, (ii) no recourse to MII or any of its Subsidiaries other than J. Ray McDermott, S.A. and its Subsidiaries, and
(iii) provide J. Ray McDermott, S.A. with net proceeds (after giving effect to all reasonable out of pocket fees and expenses actually incurred by J. Ray McDermott, S.A. and reasonable brokerage commissions payable by J. Ray McDermott, S.A. but prior to giving effect to the repayment of all amounts owing under the Existing Credit Agreement) from such bond issuance of at least $175,000,000. The Borrower shall have delivered a certificate of a Responsible Officer certifying as to its compliance with the requirements of the immediately preceding sentence, which certificate shall also attach copies of the executed Indenture and other material executed bond documents and a certification that such copies are true and correct copies of such documents and that no amendments, modifications or supplements to such documents have been executed or delivered.

         (e) Business Plan; Financial Statements. The Administrative Agent and the Lenders shall have received true and correct copies of the Credit Parties and their Affiliates' business and financial plan for the years 2003 through 2005, together with a written analysis of such business and financial plan, in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent and the Lenders shall have received true and correct copies of the Financial Statements, the Interim Financial Statements and such other financial information as the Administrative Agent may reasonably request.

         (f) No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any transaction contemplated hereby, (ii) related to the ownership or control of the Borrower and its Subsidiaries or any of their respective Properties, or (iii) which, in any case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to cause a Material Adverse Change.

         (g) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by a Responsible Party) of all consents, licenses and approvals, if any, required on or before the Closing Date in accordance with applicable law in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents. In addition, the Borrower and its Subsidiaries shall have obtained all such material consents, licenses and approvals, if any, required on or before the Closing Date in connection with the continued operation of the Borrower and its Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby. Finally, the Borrower (on behalf of itself and the other Credit Parties) shall have delivered an insurance certificate detailing its existing insurance coverages and all related deductibles and exclusions.

         Section 3.2 Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Lenders to issue, extend or increase Letters of Credit shall be subject to the further conditions precedent that on the Borrowing Date or issuance, extension or increase date of such Letters of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Loan or the request for the issuance, extension or increase of a Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or the date of such issuance, extension or increase such statements are true):

         (a) the representations and warranties contained in Article IV and in each other Credit Document are correct in all material respects on and as of the date of such Loan or the issuance, extension or increase of such Letter of Credit before and after giving effect to such Loan and to the application of the proceeds from such Loan or to the issuance, extension or increase of such Letter of Credit, as applicable, as though made on, and as of such date, other than any such representations or warranties that, by their terms refer to a specific date other than the date of such Loan, issuance or increase, in which case as of such specific date; and

         (b) no Default has occurred and is continuing or would result from such Loan or from the application of the proceeds therefrom or from such issuance, extension or increase of such Letter of Credit.

         Section 3.3 Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowings.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Each Credit Party jointly and severally represents and warrants as follows:

         Section 4.1 Existence; Subsidiaries. Each of the Credit Parties is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be qualified could reasonably be expected to cause a Material Adverse Change.

         Section 4.2 Power and Authority. Each of the Credit Parties has the organizational power and authority to execute and deliver the Credit Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance by the Credit Parties of this Agreement and the other Credit Documents to which each is a party and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary organizational action, (b) do not contravene (i) such Credit Party's organizational documents, (ii) any Legal Requirement binding on or affecting such Credit Party, or (iii) the provisions of any credit agreement, indenture, instrument or other financing agreement or other material agreement to which such Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, and (c) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of the making of the Loans and the issuance, increase or extension of the Letters of Credit, the Loans or the Letters of Credit, as applicable, and the use of the proceeds of the Loans or the Letters of Credit, as applicable, will (a) be within the Borrower's corporate powers, (b) have been duly authorized by all necessary corporate action, (c) not contravene (i) the Borrower's certificate of incorporation or bylaws or (ii) any Legal Requirement binding on or affecting the Borrower, and (d) not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.3 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required on the part of the Credit Parties for the due execution, delivery and performance by the Credit Parties of this Agreement and the other Credit Documents to which each is a party or the consummation of the transactions contemplated thereby, except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Credit Documents. At the time of the making of the Loans, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required on the part of the Credit Parties for the borrowing of the Loans or the use of the proceeds of such Loans, except actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Credit Documents.

         Section 4.4 Enforceable Obligations. This Agreement and the other Credit Documents to which each of the Credit Parties is a party have been duly executed and delivered by such Credit Party. Each Credit Document to which each Credit Party is a party is the legal, valid, and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors' rights generally or general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law or under applicable legal codes).

         Section 4.5 Financial Statements.

         (a) The Borrower has delivered to the Administrative Agent the Financial Statements, and the Financial Statements are accurate and complete in all material respects and present fairly in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP, as in effect as of the date of the most recent balance sheet included in the Financial Statements. As of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP, as in effect as of the date of the most recent balance sheet included in the Financial Statements. There are no Off-Balance Sheet Liabilities of the Borrower or any of its Subsidiaries other than (i) those existing on the date of this Agreement and described on Schedule 4.5, and (ii) Off-Balance Sheet Liabilities incurred or created after the date of this Agreement in accordance with Section 6.14.

         (b) No Material Adverse Change has occurred.

         Section 4.6 True and Complete Disclosure. All factual information (whether delivered before or after the Closing Date but excluding projections) furnished by or on behalf of the Credit Parties to the Administrative Agent and the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby is true and accurate (taken together with all other information furnished by or on behalf of the Credit Parties) in all material respects as of the date as of which such information is dated or certified (or, if not dated and certified, as of the date as of which such information is provided) and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole), in light of the circumstances under which they were or are provided, not misleading as of such time. All projections and estimates furnished by or on behalf of the Credit Parties to the Administrative Agent and the Lenders concerning the Borrower and its Subsidiaries have been or will be prepared based on good faith estimates and based upon assumptions believed by the Borrower to be reasonable in all material respects at the time of such preparation.

         Section 4.7 Litigation. Except as set forth in Schedule 4.7, there is no pending or, to the knowledge of any Responsible Officer, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, that could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note or any other Credit Document. Additionally, there is no pending or, to the knowledge of any Responsible Officer of the Borrower, threatened action or proceeding instituted against the Borrower or any of its Subsidiaries which seeks to adjudicate the Borrower or any of its Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

         Section 4.8 Use of Proceeds. The proceeds of the Loans will be used by the Borrower and its Subsidiaries for the purposes described in Section 5.8. The Borrower and its Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

         Section 4.9 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as such terms are used in the Public Utility Holding Company Act of 1935, as amended.

         Section 4.11 Taxes. All federal, state, local and foreign tax returns, and all reports and statements with respect to taxes or similar governmental charges (other than returns, reports and statements the failure of which to file could not reasonably be expect to create or cause material liabilities of the Borrower and its Subsidiaries), in each case required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower or any Subsidiary of the Borrower within the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed (except where any obligation to so file is being contested in good faith and by appropriate proceedings and after adequate reserves for such items have been made in accordance with GAAP), and all taxes and similar governmental charges (which are material in amount) due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor. Except as set forth in Schedule 4.11, as of the date hereof none of the Borrower or any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or similar governmental charges. None of the Property owned by the Borrower or any other member of the Tax Group is Property that the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law (except where contested in good faith and by appropriate proceedings and after providing adequate reserves therefor). Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of the Tax Group. The Borrower does not intend to treat the Loans and Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4).

         Section 4.12 Pension Plans. Except as set forth in Schedule 4.12, no Termination Event has occurred with respect to any Plan within the six years prior to the Closing Date, and each Plan has complied in all material respects with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. To the extent any such action or inaction could reasonably be attributable to the Borrower or to the knowledge of a Responsible Officer of the Borrower, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied in all material respects with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested and unvested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested and unvested benefits in any amount that could reasonably be expected to cause a Material Adverse Change. None of the Borrower or any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, none of the Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the Closing Date and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any of its Subsidiaries for post-retirement benefits to be provided to the current and former employees of the Borrower or any of its Subsidiaries under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

         Section 4.13 Condition of Property; Casualties. (a) Except as otherwise permitted by this Agreement, including, without limitation, Section 4.16 and the requirements of Section 5.6, the material items of tangible Property necessary for the conduct of business of the Borrower and its Subsidiaries are in good repair and working condition, normal wear and tear excepted, and none of such Property is subject to any Lien, except Permitted Liens and (b) none of the Borrower or any of its Subsidiaries has knowingly or willfully permitted the commission of waste or other injury or released Hazardous Substances on or about any of their owned or operated property in violation of applicable Environmental Laws. Neither the business nor the material Properties of the Borrower and each of its Subsidiaries has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect would reasonably be expected to cause a Material Adverse Change.

         Section 4.14 Insurance. Each of the Borrower and its Subsidiaries carries the insurance required to be carried under Section 5.2 of this Agreement.

         Section 4.15 No Burdensome Restrictions; No Defaults. None of the Borrower or any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that would reasonably be expected to cause a Material Adverse Change. None of the Borrower or any of its Subsidiaries is in default under or has received any notice of default with respect to any contract, agreement, lease or other instrument to which the Borrower or any of its Subsidiaries is a party and which is continuing and, if not cured, could reasonably be expected to cause a Material Adverse Change. No Default has occurred and is continuing

         Section 4.16 Environmental Condition. Except as disclosed on the attached Schedule 4.16:

         (a) The Borrower and its Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective material Properties and the conduct of their respective businesses;
(ii) have been and are in compliance with all material terms and conditions of such Environmental Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any material violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any material actual or contingent Environmental Claim.

         (b) None of the present or previously owned or operated Properties of the Borrower or of any of its present or former Subsidiaries, wherever located,
(i) has been placed on or proposed to be placed on the National Priorities List or CERCLIS, or their state or local analogs, nor has the Borrower or any of its Subsidiaries been otherwise notified of the designation, listing or identification of any Property of the Borrower or any of its present or former Subsidiaries as a potential site for future removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws (except as such activities may be required by permit conditions); (ii) is subject to a Lien, arising under or in connection with any

Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its present or former Subsidiaries, wherever located; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response and none of the Borrower or any of its present or former Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Substances to any third party site which could reasonably be expected to result in the need for Response.

         (c) Without limiting the foregoing, the present and future liability, if any, of the Borrower or any of its Subsidiaries, which could reasonably be expected to arise in connection with requirements under Environmental Laws could not reasonably be expected to cause a Material Adverse Change.

         Section 4.17 Title to Property, Etc. Each of the Borrower and its Subsidiaries has good and indefeasible title in all its material Property, and none of such Property is subject to any Lien, except Permitted Liens.

         Section 4.18 Subsidiaries; Corporate Structure. The Subsidiaries of the Borrower listed on Schedule 4.18 constitute all of the Subsidiaries of the Borrower on the Closing Date. Schedule 4.18 correctly lists the names, ownership and jurisdictions of incorporation or formation of each of the Borrower's Subsidiaries as of the Closing Date.

         Section 4.19 Labor Relations. None of the Borrower nor its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Change. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, before the National Labor Relations Board (or any successor United States federal agency that administers the National Labor Relations Act), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against the Borrower or any of its Subsidiaries and (c) no union representation petition existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, except with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate, such as could not reasonably be expected to have a Material Adverse Change.

         Section 4.20 Guarantors. All of the Borrower's Material Subsidiaries are Guarantors under Article VIII hereof.

         Section 4.21 Intellectual Property. The Borrower and each of its Subsidiaries has obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights, that are necessary for the operation of their businesses taken as a whole as presently conducted.

         Section 4.22 Solvency.

         (a) Immediately after the consummation of the transactions to occur on the Closing Date and after giving effect to the Borrowing contemplated under this Agreement and the application of the proceeds thereof, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (b) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, on a consolidated basis, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Debt or the Debt of such Subsidiary.

         Section 4.23 Compliance with Laws. The Borrower and its Subsidiaries have complied in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

         So long as the Loans or any amount under any Credit Document shall remain unpaid, any Lender shall have any Commitment hereunder, or there shall exist any Letter of Credit Exposure, the Borrower agrees, unless the Required Lenders otherwise consent in writing, to comply with the following covenants.

         Section 5.1 Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all Legal Requirements and all of its material contractual obligations except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change. Without limiting the generality and coverage of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Environmental Laws, and all Legal Requirements with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower and its Subsidiaries do business, except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change.

         Section 5.2 Maintenance of Insurance.

         (a) The Borrower shall, and shall cause each of its Subsidiaries to, at their own expense, maintain insurance consistent with past practices in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Properties in the same general areas in which such Credit Party or such Subsidiary operates;

         (b) The Borrower shall, and shall cause each of its Subsidiaries to, renew all such insurance, including, without limitation, the Insurance Policies, as they expire and so as to ensure that there is no gap in coverage, keep the Administrative Agent advised of the progress of such renewals, and shall provide evidence of such renewal in writing to the Administrative Agent as and when each such renewal is effected.

         (c) The Borrower shall, and shall cause each of its Subsidiaries to, punctually pay all premiums, calls, contributions or other sums payable in respect of such insurance, including, without limitation, the Insurance Policies, and produce all relevant receipts when so required by the Administrative Agent.

         (d) The Borrower shall, and shall cause each of its Subsidiaries to, upon the written request of the Administrative Agent, deliver to the Administrative Agent true and complete copies of all such insurance policies, including, without limitation, the Insurance Policies.

         (e) Upon the written request of the Administrative Agent, provided no such request shall be made more frequently than once per year, the Borrower shall deliver to the Administrative Agent copies of all cover notes, binders and certificates of entry and all endorsements and riders supplemental thereto in respect of Insurance Policies maintained pursuant to this Section 5.2.

         Section 5.3 Preservation of Existence, Etc. Except as permitted by
Section 6.3, each of the Credit Parties shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties to the extent the failure to so qualify could reasonably be expected to cause a Material Adverse Change.

         Section 5.4 Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

         Section 5.5 Reporting Requirements. The Borrower will furnish, or will cause the applicable Credit Party to furnish, to the Administrative Agent (with sufficient copies for the Administrative Agent to distribute to the Lenders):

         (a) Defaults. As soon as possible after the occurrence of a Default known to any Responsible Officer which is continuing on the date of such statement, a statement of a Responsible Officer setting forth the details of such Default and the actions which the Credit Parties have taken and propose to take with respect thereto;

         (b) Quarterly Financials. As soon as available and in any event not later than the date ("Quarterly Report Date") occurring after the end of each of the first three fiscal quarters of each fiscal year of the Borrower that is the earlier of (i) 60 days after the end of each such fiscal quarter of the Borrower, and (ii) 15 days after the date MII files its quarterly report on Form 10-Q with respect to each such corresponding fiscal quarter of MII, the unaudited consolidated balance sheet of the Borrower, as of the end of such fiscal quarter, and the consolidated statements of income and cash flows of the Borrower, each for the fiscal quarter then ended and for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of the Borrower as having been prepared in accordance with GAAP;

         (c) Audited Annual Financials. As soon as available and in any event not later than the date ("Annual Report Date") occurring after the end of each fiscal year of the Borrower that is the earlier of (i) 120 days after the end of such fiscal year of the Borrower, and (ii) 45 days after the date MII files its annual report on Form 10-K with respect to such corresponding fiscal year of MII, copies of the annual audit report for such fiscal year for the Borrower, including therein the consolidated balance sheet of the Borrower as of the end of such fiscal year, consolidated statements of income, changes in owners' equity and cash flows for such fiscal year, in each case certified by independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent and the Required Lenders;

         (d) Compliance Certificates. On each Quarterly Report Date and on each Annual Report Date, a Compliance Certificate for the fiscal quarter or fiscal year then ended indicating compliance with Sections 6.14 through 6.16;

         (e) Management Letters. Promptly upon receipt thereof and following such time as the appropriate officers of the Borrower shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower;

         (f) Budgets and Projections. Following the end of each fiscal year of the Borrower and no later than 10 Business Days after approval by the board of directors of MII, but in any event no later than 90 days after year end, a consolidated budget of the Borrower and its Subsidiaries prepared by management of the Borrower for the next fiscal year which includes projected consolidated income statements, balance sheets and cash flow statements of the Borrower and its Subsidiaries for each of the four fiscal quarters occurring during such fiscal year;

         (g) Other Creditors. Promptly after the giving or receipt thereof, copies of any material notices given or received by any Credit Party pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement;

         (h) Securities Law Filings and other Public Information. Promptly and in any event within 10 days after the sending or filing thereof, copies of all proxy material, reports and other information which MII sends to the holders of its public securities generally, or files with the SEC, or otherwise makes available to the public or the financial community generally;

         (i) Termination Events. As soon as possible and in any event within 5 Business Days after a Responsible Officer knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a senior financial officer of the Borrower or such Subsidiary describing such Termination Event and the action, if any, which the Borrower or such Subsidiary proposes to take with respect thereto;

         (j) Termination of Plans. Promptly and in any event within 5 Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (k) Other ERISA Notices. Promptly and in any event within 5 Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA in an amount that could reasonably be expected to cause a Material Adverse Change;

         (l) Disputes, etc. Promptly and in any event within 3 Business Days after a Responsible Officer becomes aware thereof, written notice of any claims, proceedings, or disputes pending, or to the knowledge of a Responsible Officer threatened, or affecting the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change;

         (m) Material Changes. Prompt written notice of any condition or event of which the Borrower or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in a Material Adverse Change;

         (n) Environmental Notices. Promptly upon the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the EPA, or any other Governmental Authority or any other third party, concerning (i) material violations or alleged violations of Environmental Laws, which seeks to impose liability on the part of the Borrower or any of its Subsidiaries therefor, (ii) any material action or omission on the part of the Borrower or any of its Subsidiaries in connection with Hazardous Waste or Hazardous Substances, (iii) any notice of potential responsibility under CERCLA or any analogous law, or (iv) concerning the filing of a Lien pursuant to any Environmental Law other than a Permitted Lien upon, against or in connection with the Borrower or any of its Subsidiaries, or any of their leased or owned material Property, wherever located;

         (o) Casualty Events. Promptly upon obtaining knowledge thereof by any Responsible Officer, notice of any Casualty Event if the Casualty Proceeds with respect thereto could reasonably be expected to exceed U.S.$5,000,000 (or the equivalent in any other currency) with respect to any Property of the Borrower or any of its Subsidiaries;

         (p) Settlement Agreement. Promptly upon the occurrence of any material changes to the Settlement Agreement which results in a material increase in the obligations of MII or any of its Subsidiaries, details of such changes together with projections of such increased obligations, if any, as well as details of the sources of proceeds which will be utilized to satisfy such increased obligations; and

         (q) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Administrative Agent or any Lender may from time-to-time reasonably request, subject to national security and defense requirements of any Governmental Authority.

         Section 5.6 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain their material items of tangible Property necessary for the conduct of its business in good repair and working condition, except for normal wear and tear and as otherwise permitted by this Agreement, and (b) not knowingly or willfully permit the commission of waste or other injury, or the release of Hazardous Substances on or about the owned or operated property in violation of applicable Environmental Laws. Notwithstanding the foregoing, if any Property of the Borrower or any of its Subsidiaries is affected by a Casualty Event resulting in Casualty Proceeds in excess of $5,000,000, the Borrower shall, or shall cause the Credit Party who owns such affected Property, to either make all necessary repairs and replacements to such affected Property or apply the Casualty Proceeds therefrom as provided in
Section 2.7.

         Section 5.7 Inspection. From time-to-time during regular business hours upon reasonable prior notice and subject to national security and defense requirements of any Governmental Authority, the Borrower shall, and shall cause each of its Subsidiaries to, (a) permit the Administrative Agent (at the request of any Lender) to examine and copy their financial books and records, (b) permit the Administrative Agent and the Lenders to visit and inspect their Properties, and (c) permit the Administrative Agent and Lenders to discuss the business operations and Properties of the Borrower and its Subsidiaries with their officers and directors.

         Section 5.8 Use of Proceeds. The Borrower shall use the proceeds of the Loans and the Letters of Credit (a) to repay the MII Subordinated Loan, (b) to repay amounts owing by the Borrower under the Existing Credit Agreement, and (c) for general corporate purposes of the Borrower, its Subsidiaries and the Joint Ventures including without limitation loans to the extent permitted by Section
6.4. The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation
U). No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U, or X.

         Section 5.9 Nature of Business. The Borrower shall, and shall cause each of its Subsidiaries to, not engage in any business if, as a result, the general nature of the business of the Borrower and its Subsidiaries, taken on a consolidated basis, would then be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date.

         Section 5.10 Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with GAAP (subject to year-end adjustments), reflecting all financial transactions of such Person. The Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described herein shall be prepared from such system and records.

         Section 5.11 New Subsidiaries. Within 10 days after (a) the date of the creation of any new Material Subsidiary of the Borrower, (b) the date that any Subsidiary of the Borrower that was not a Material Subsidiary becomes a Material Subsidiary, (c) the purchase by the Borrower or any of its Subsidiaries of the Capital Stock of any Person, which purchase results in such Person becoming a Material Subsidiary of the Borrower permitted by this Agreement, or (d) the transfer of any Property to any wholly-owned Subsidiary of the Borrower that is not a Guarantor which results in such transferee becoming a Material Subsidiary, the Borrower shall, in each case, cause (i) such Person to execute and deliver to the Administrative Agent (with sufficient originals for each applicable Lender) a Joinder Agreement in substantially the form of the attached Exhibit D, and such other Credit Documents as the Administrative Agent or any Lender may reasonably request, in each case to guarantee the Obligations together with evidence of corporate authority to enter into and such legal opinions in relation to such Joinder Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         So long as the Loans or any amount under any Credit Document shall remain unpaid, any Lender shall have any Commitment, or there shall exist any Letter of Credit Exposure, the Borrower agrees, unless the Required Lenders otherwise consent in writing, to comply with the following covenants.

         Section 6.1 Liens, Etc. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income therefrom, except that the Borrower and its Subsidiaries may create, incur, assume and suffer to exist the following which are permitted liens ("Permitted Liens"):

         (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which reserves in accordance with GAAP shall have been set aside on its books;

         (b) Liens imposed by law, or arising by operation of law, including, without limitation, landlord's carriers', warehousemen's, mechanics' liens, maritime Liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which reserves in accordance with GAAP shall have been set aside on the books of the applicable Person;

         (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA not otherwise permitted by this Agreement;

         (d) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of Property, defects, irregularities and deficiencies in title to Property and such other encumbrances or charges against real property as are of a nature generally existing with respect to Property of a similar character and which, in the aggregate, are not substantial in amount, and which do not in any material way interfere with the use thereof in the business of the Borrower or its Subsidiaries;

         (e) Liens existing on the Closing Date and described in Schedule 6.1;

         (f) Liens created by Capitalized Leases provided that the Liens created by any such Capitalized Lease attach only to the Property leased pursuant thereto and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the Property leased pursuant thereto; (g) Liens to secure Debt incurred for the purpose of financing all or a part of the purchase price or construction cost of Property if (A) the principal amount of the Debt secured by such Liens does not exceed the cost of the Property so acquired or constructed plus transaction costs related thereto, (B) such Liens do not encumber any other Property (other than the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the Property so acquired or constructed), and (C) such Liens attach no later than 12 months after the later of (x) commencement of commercial operation of the Property so acquired or constructed, (y) completion of the construction or acquisition of such Property and (z) acquisition of such Property;

         (h) Liens created for the benefit of the Administrative Agent and the Lenders;

         (i) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into, or otherwise acquired by, the Borrower or one of its Subsidiaries; provided that, (i) such Liens are in existence at the time the respective Persons become Subsidiaries of the Borrower and were not created or incurred in anticipation thereof and (ii) the Debt secured by such Liens (A) is permitted under Section 6.2, (B) secured only by such Property and the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property and not by any other assets of the Borrower and its Subsidiaries, and (C) is not thereafter increased in amount;

         (j) Liens on Property existing at the time of the acquisition thereof; provided that, (i) such Liens are in existence at the time such Property is acquired and were not created or incurred in anticipation thereof and (ii) the Debt secured by such Liens (A) is permitted under Section 6.2, (B) does not exceed the fair market value of such Property, (C) is secured only by such Property and the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such Property and not by any other assets of the Borrower and its Subsidiaries, and (D) is not thereafter increased in amount;

         (k) judgment, attachment, sequestration, distress and similar Liens (including bonds related to judgment or litigation) not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, attachment, sequestration, distress or similar action shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (l) rights of set-off of banks and other Persons in the ordinary course of banking and trading arrangements;

         (m) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt or other obligations secured by any Permitted Lien referred to in clauses (a) through (l) above, provided that, the principal amount of the Debt or other obligation secured thereby is no greater than the greater of (i) the sum of the outstanding principal amount of such Debt or other obligation immediately before such extension, renewal, refinancing, refunding or replacement, plus all reasonable fees, costs and expenses incurred in connection with such extension, renewal, refinancing, refunding or replacement, and (ii) the sum of the maximum commitment of such Debt or other obligation immediately before such extension, renewal, refinancing, refunding or replacement, plus all reasonable fees, costs and expenses incurred in connection with such extension, renewal, refinancing, refunding or replacement, and that any such Liens are limited to the Property originally encumbered thereby (and any proceeds (including, without limitation, proceeds from associated contracts and insurance) of and improvements, accessories and upgrades to, such Property);

         (n) Liens to secure the performance of bids, trade contracts (other than for Debt), leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

         (o) Liens which are imposed under Section 412(n)(1) of the Code and the existence of which would not constitute an Event of Default.

         Section 6.2 Debts, Guaranties and Other Obligations. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except:

         (a) Debt under the Credit Documents;

         (b) Debt existing on the Closing Date and described in Schedule 6.2; provided that, such Debt may not be increased in principal amount;

         (c) unsecured Intercompany Debt, provided that such Debt shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

         (d) Debt of the Borrower or any of its Subsidiaries incurred for the purpose of financing all or a part of the purchase price or construction cost of Property if (i) the principal amount of such Debt does not exceed the cost of the Property so acquired or constructed plus transaction costs related thereto, and (ii) such Debt is incurred no later than 12 months after the latest of (A) commencement of commercial operation of the Property so acquired or constructed,
(B) completion of the construction or acquisition of such Property and (C) acquisition of such Property, and (iii) the aggregate amount of such Debt incurred under this Section 6.2(d) does not exceed $5,000,000;

         (e) Non-Recourse Debt of the Borrower or any of its Subsidiaries; provided that, the Administrative Agent and the Required Lenders have consented to such Non-Recourse Debt, such consent not to be unreasonably withheld;

         (f) Net Mark-to-Market Exposure of Financial Contracts of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time;

         (g) Other Debt of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

         (h) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Debt referred to in clauses (a) through (g) of this
Section 6.2; provided that, the principal amount of such Debt is not thereby increased (other than by the reasonable fees, expenses and any premium incurred in connection with the extension, renewal, refinancing, refunding or replacement).

         Section 6.3 Merger or Consolidation; Asset Sales.

         (a) The Borrower shall not, nor shall it permit any Subsidiary to, merge, dissolve, liquidate or consolidate with or into any other Person or to transfer all or substantially all of its Property to any other Person, except that (i) a Subsidiary of the Borrower may merge with or into the Borrower or a wholly-owned Subsidiary of the Borrower (provided that (A) if either of such Subsidiaries is a Guarantor, the surviving entity shall be a Guarantor, and (B) if neither of such Subsidiaries is a Guarantor, the Subsidiaries shall have complied with Section 5.11), and (ii) a Subsidiary of the Borrower may transfer all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another wholly-owned Subsidiary of the Borrower (provided that (A) if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor, and (B) if neither the transferor nor the transferee is a Guarantor, the Subsidiaries shall have complied with Section 5.11), provided in each case that no Event of Default exists or no Default would be caused thereby.

         (b) The Borrower shall not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Borrower in which the Borrower is the surviving corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person unless (i) either (A) the Borrower shall be the continuing Person or (B) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the assets of the Borrower and the Subsidiaries, taken as a whole, shall execute and deliver to the Administrative Agent (with sufficient originals for each applicable Lender) a joinder agreement in form and substance reasonably acceptable to the Administrative Agent, and such other Credit Documents as the Administrative Agent or any Lender may reasonably request, to assume the Obligations, together with evidence of corporate authority to enter into such joinder agreement and such legal opinions in relation to such joinder agreement as the Administrative Agent may reasonably request, (ii) no Event of Default exists or no Default would be caused thereby, and (iii) after giving effect to such transaction on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in Sections 6.14 through 6.16 as of the end of the most recent fiscal quarter. Notwithstanding the foregoing, in no event shall the Borrower or any of its Subsidiaries be permitted to merge with, consolidate into, or sell all or substantially all of its assets to, The Babcock & Wilcox Company or any of its Subsidiaries.

         (c) The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell, transfer, assign or otherwise dispose of its Property to any other Person, except:

                  (i) Sales of inventory in the ordinary course of business;

                  (ii) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (iii) Dispositions of equipment to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property, or (B) the proceeds of such disposition are reasonably promptly applied to the purchase price of similar replacement property;

                  (iv) to the extent not otherwise permitted by this Section 6.3, so long as no Event of Default exists and after giving effect to such transaction on a pro forma basis, no Default would be caused thereby, sales, transfers, assignments or other dispositions of Property to a Person other than the Borrower or any of its Subsidiaries (an "Asset Sale") that, together with all other Asset Sales (other than sales, transfers, assignments or other dispositions permitted by subsections (i), (ii) and (iii) above) as permitted by this Section does not exceed (A) during the twelve-month period ending with the month in which any such Asset Sale occurs, $5,000,000 in market value, and (B) during the period from the Closing Date through the date of the repayment in full of the Loans, the termination of the Commitments and the cessation of all Letter of Credit Exposure, $10,000,000 in market value; and

                  (v) subject to the terms of Section 5.1 and Section 5.11, sales, transfers, assignments or other dispositions of any Property to the Borrower or any other Credit Party.

         Section 6.4 Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

         (a) Cash Equivalents;

         (b) Existing Investments in Subsidiaries and Joint Ventures and other Investments in existence on the Closing Date and described in Schedule 6.4; provided that, such Investments may not increase in amount other than through natural appreciation;

         (c) Intercompany Debt to the extent permitted by Section 6.2(c);

         (d) Investments in BWICO made after the Closing Date in the form of loans or advances made to BWICO pursuant to the BWICO Loan; provided that, (i) the Borrower shall be in compliance with the Fixed Charge Coverage Ratio as of the most recent four-fiscal quarter period, (ii) the Borrower shall be in pro forma compliance with the Fixed Charge Coverage Ratio after giving effect to such Investment, such compliance to be calculated using the three prior fiscal quarters ended immediately prior to the loan or advance plus the budgeted projections delivered to the Administrative Agent and the Lenders for the fiscal quarter in which such Investment is to be made, and (iii) no Default or Event of Default shall have occurred or be continuing (both before and after giving effect to the applicable Investment); and provided further that the BWICO Loan may not be amended, modified or otherwise supplemented without the prior written consent of the Required Lenders;

         (e) Investments in Joint Ventures; provided that (i) no Default exists or would occur either before or after giving effect to any such Investment, (ii) such Investments are consistent with the Borrower's or such Subsidiary's past practice with respect to Joint Ventures, (iii) the Joint Venture receiving such Investment shall not have any Debt (other than trade payables arising in the ordinary course of business which are being contested in good faith), (iv) such Investment shall not be subordinate or otherwise junior in priority with any other obligations (including equity obligations) of such Joint Venture, and (v) the aggregate amount of all such Investments in Joint Ventures made pursuant to this clause (e) may not exceed at any time an amount equal to $15,000,000 minus the amount of any Letter of Credit Exposure existing at such time attributable to Letters of Credit issued for the account of such Joint Venture;

         (f) Investments in Subsidiaries that are not Credit Parties ("Immaterial Subsidiaries"); provided that (i) no Default exists or would occur either before or after giving effect to any such Investment, (ii) such Immaterial Subsidiaries receiving such Investment shall not have any Debt (other than trade payables in the ordinary course of business which are being contested in good faith), (iii) such Investment shall not be subordinate or otherwise junior in priority with any other obligations (including equity obligations) of such Immaterial Subsidiary, and (v) the aggregate amount of all such Investments in Immaterial Subsidiaries made pursuant to this clause (f) may not exceed at any time an amount equal to $2,000,000 minus the amount of any Letter of Credit Exposure existing at such time attributable to Letters of Credit issued for the account of such Immaterial Subsidiaries;

         (g) Investments in the form of Letters of Credit issued for the account of the companies described on Schedule 1.2 under Parts B and D of such schedule to replace the Existing Letters of Credit described in such Parts B and D of such Schedule 1.2; provided that, such Letters of Credit are issued on terms substantially identical to the letters of credit being so replaced and such Letters of Credit may not be subsequently amended, modified or replaced except for (i) renewals of such existing Letters of Credit, (ii) minor amendments to such Letter of Credit which are approved by the applicable Issuing Lender in its sole discretion, and (iii) increases of such Letters of Credit in an aggregate amount not to exceed, with respect to any such Letter of Credit, 10% of the original face amount of the Existing Letter of Credit that was replaced by such Letter of Credit;

         (h) Investments in the form of Acquisitions to the extent permitted by
Section 6.17;

         (i) Investments made by the Borrower or by any other Credit Party in another Credit Party (or in any Person that will become a Credit Party as a result of such Investment); and

         (j) Investments not otherwise permitted by this Section 6.4 in an aggregate amount not to exceed $5,000,000.

         Section 6.5 Transactions With Affiliates. Except as specifically permitted under this Agreement, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty or the rendering of any service) with any of their Affiliates other than the Borrower or any Guarantor unless such transaction or series of transactions is on terms no less favorable to the Borrower or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate.

         Section 6.6 Compliance with ERISA. Except for any transaction or event contemplated by the plan of reorganization in the Chapter 11 case of The Babcock & Wilcox Company, the Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) terminate, or permit any Subsidiary to terminate, any Plan so as to result in any material (in the opinion of the Required Lenders) liability of the Borrower or such Subsidiary or (b) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the reasonable opinion of the Required Lenders) risk of such a termination by the PBGC of any Plan.

         Section 6.7 Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payment except that:

         (a) subject to compliance with Section 5.11, any Subsidiary of the Borrower may declare and pay dividends or make distributions to the Borrower or to a wholly-owned Subsidiary of the Borrower; and

         (b) distributions to BWICO; provided that, (i) the Borrower shall be in compliance with the Fixed Charge Coverage Ratio as of the most recent four-fiscal quarter period, (ii) the Borrower shall be in pro forma compliance with the Fixed Charge Coverage Ratio after giving effect to such distribution or payment, such compliance to be calculated using the three prior fiscal quarters ended immediately prior to the distribution or payment, as applicable, plus the budgeted projections delivered to the Administrative Agent and the Lenders for the fiscal quarter in which such distribution or payment is to be made, and
(iii) no Default or Event of Default shall have occurred or be continuing (both before and after giving effect to the applicable payment or distribution).

         Section 6.8 Maintenance of Ownership of Subsidiaries. Except as permitted by Section 6.3, the Borrower shall not sell or otherwise dispose of any shares of Capital Stock of any of its Material Subsidiaries, and none of the Borrower's Material Subsidiaries shall issue, sell or otherwise dispose of (other than to the Borrower) any shares of its Capital Stock. Upon the sale or disposition of any Guarantor pursuant to the terms of this Agreement to any Person other than the Borrower or any other Guarantor, the Administrative Agent shall, at the Borrower's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor from this Agreement and the other Credit Documents.

         Section 6.9 Agreements Restricting Liens and Distributions. Except as set forth on Schedule 6.9, the Borrower shall not, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts
(a) the ability of any Subsidiary to (i) pay dividends or make other distributions or pay any Intercompany Debt, (ii) make loans or advances to the Borrower or any Subsidiary of the Borrower, or (iii) transfer any of its Properties to the Borrower or any Subsidiary of the Borrower or (b) the ability of the Borrower or any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its Property to secure the Obligations or to become a guarantor of the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable Legal Requirements; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (v) Liens permitted by Section 6.1 and prohibitions and restrictions set forth in any documents or instruments governing the terms of any Debt or other obligations secured by any such Liens; provided that, such prohibitions or restrictions apply only to the Property subject to such Liens; and (vi) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any agreement existing on or before the Closing Date that established any such prohibition, encumbrance or restriction.

         Section 6.10 Financial Contract Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Financial Contract Obligations unless (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (b) such Financial Contract Obligation does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

         Section 6.11 Leases. The Borrower shall not, nor shall it permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Operating Leases (including, without limitation, rental payments and payments of taxes thereunder) with respect to any Property, except that the following shall be permitted: (a) Operating Leases so long as the aggregate amount of all rental payment obligations of the Borrower and its Subsidiaries does not exceed $4,000,000 during any rolling twelve-month period occurring prior to the Maturity Date; or (b) obligations as have been approved in writing by the Administrative Agent with the consent of the Required Lenders.

         Section 6.12 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (a) Sale and Leaseback Transaction or (b) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (i) Financial Contract Obligations permitted to be incurred under the terms of Section 6.10, (ii) Sale and Leaseback Transactions; provided that, the Borrower is in compliance with Section 6.11 and (iii) Off-Balance Sheet Liabilities permitted to be incurred under the terms of
Section 6.2.

         Section 6.13 Limitation on Changes in Fiscal Periods. The Borrower shall not, nor shall it permit any of its Subsidiaries to, permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

         Section 6.14 Leverage Ratio. The Borrower shall not permit its Leverage Ratio at the end of any fiscal quarter to be greater than 2.0 to 1.0.

         Section 6.15 Fixed Charge Coverage Ratio. The Borrower shall not permit, as of the end of any fiscal quarter, the ratio (the "Fixed Charge Coverage Ratio") of (a) Consolidated EBITDA for the four-fiscal quarter period then ended to (b) the sum (without duplication) of the following for such four-fiscal quarter period: (i) principal payments (other than (w) principal payments made to MII on the Closing Date in respect of the retirement of the MII Subordinated Loan, (x) principal payments made on the Closing Date under the Existing Credit Agreement, (y) principal payments made on the closing date of the Existing Credit Agreement to repay amounts owed by the Borrower under its credit facility that was refinanced by the Existing Credit Agreement, and (z) principal payments made under this Agreement) made during such period in respect of any Consolidated Funded Debt, (ii) Consolidated Interest Expense for such period, (iii) capital expenditures made during such period by the Borrower and its Subsidiaries, (iv) Restricted Payments made to BWICO during such period, (v) Restricted Payments made to any Person in respect of any Preferred Interests,
(vi) Investments made in BWICO pursuant to Section 6.4 during such period net of any cash payments received by the Borrower from BWICO during such period, and
(vii) cash taxes allocated to the Borrower for such period, to be less than 1.10 to 1.00.

         Section 6.16 Maximum Debt to Capitalization Ratio. The Borrower shall not permit the ratio of (a) Consolidated Funded Debt to (b) Total Capitalization as of the end of any fiscal quarter to be greater than 40%.

         Section 6.17 Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Acquisition in a transaction or series of transactions unless (a) such Acquisition is undertaken in accordance with all applicable Legal Requirements, (b) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (c) the primary purpose of the Acquisition is to expand or enhance any line of business of the Borrower or its Subsidiaries permitted under

Section 5.9, (d) no Default or Event of Default will occur or be continuing and each of the representations and warranties of the Borrower and the other Credit Parties in this Agreement and in the other Credit Documents will be true and correct in all material respects on and as of the date of such Acquisition, both before and after giving effect thereto, and (e) the aggregate amount of the consideration paid in respect of such Acquisition together with the aggregate amount of all liabilities assumed in respect of such Acquisition shall not, when taken together with all other such amounts paid or assumed with respect to Acquisitions during the twelve-month period ended on the date of such proposed Acquisition, exceed $25,000,000.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit Document:

         (a) Payment. The Borrower shall fail to pay any principal of any Loan (including, without limitation, any mandatory prepayment required by Section 2.7) when the same becomes due and payable, or any interest on the Loans or any fee or other amount payable hereunder or under any other Credit Document within five Business Days after the same becomes due and payable;

         (b) Representation and Warranties. Any representation or statement made or deemed to be made by the Borrower or any other Credit Party (or any of their respective officers) in this Agreement, in any other Credit Document, or in any certificate delivered in connection with this Agreement or any other Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

         (c) Covenant Breaches. The Borrower or any other Credit Party shall (i) fail to perform or observe any covenant contained in Sections 5.2, 5.5 (other than clauses (b), (c) and (d) of such Section), 5.8, 5.10 and 5.11 and Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Credit Document which is not covered by clause (i) above or any other provision of this Section 7.1 if such failure shall remain unremedied for 30 days after the earlier of (A) written notice of such default shall have been given to the Borrower by the Administrative Agent or any Lender or (B) any actual knowledge of such default by a Responsible Officer;

         (d) Cross-Default. (i) Any Credit Party or McDermott shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $5,000,000 (or the equivalent in any other currency) when aggregated with all such Debt of the Person so in default (but excluding Debt evidenced by the Loans) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of any Credit Party or McDermott which is outstanding in a principal amount of at least $5,000,000 (or the equivalent in any other currency) when aggregated with all such Debt of the Person so in default (but excluding Debt evidenced by the Loans), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt of any Credit Party or McDermott shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         (e) Insolvency. Any Credit Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against any Credit Party, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or any Credit Party shall take any corporate action to authorize any of the actions set forth above in this paragraph (e) or any analogous procedure or step is taken in any jurisdiction.

         (f) Judgments. Any judgment, decree or order for the payment of money shall be rendered against any Credit Party in an amount in excess of $5,000,000 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible) if rendered solely against any Credit Party, or for which any Credit Party's allocated portion of which exceeds $5,000,000 (or the equivalent in any other currency) (to the extent not paid or fully covered by insurance less any deductible) and either (i) such judgment, decree or order remains unsatisfied and in effect for a period of 30 consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order;

         (g) Termination Events. Any Termination Event (other than a Reportable Event that could not reasonably be expected to result in liabilities or other amounts owed by the Borrower or any of its Subsidiaries in excess of $5,000,000) with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by an amount that would reasonably be expected to cause or to have a Material Adverse Change (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

         (h) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount that could reasonably be expected to cause or to have a Material Adverse Change;

         (i) Credit Documents. Any material provision of the Credit Documents, including, without limitation, the provisions in Article VIII shall for any reason cease to be valid and binding on the Credit Parties or any of the Credit Parties shall so state in writing;

         (j) Government Action. (i) Any Governmental Authority shall seize, condemn, or otherwise take control of, a material portion of the assets of the Borrower or any of its Subsidiaries, (ii) any Governmental Authority shall direct the Borrower or any Subsidiary to sell or otherwise dispose of any material portion of its assets to any Person (including to any Governmental Authority) or to divest itself of any investment in any Joint Venture, (iii) the Price Anderson Act (or, with respect to contracts governed by foreign laws, its reasonably equivalent substitute under such foreign law) shall be terminated, revoked or materially modified in a manner adverse to the Borrower and the effect of such termination, revocation or modification causes any contract, agreement or instrument of the Borrower, any of its Subsidiaries or any Joint Venture to no longer receive the protections and benefits afforded such party with respect to the Price Anderson Act (or such reasonably equivalent foreign law) at the time such contract agreement or instrument was entered into, or (iv) the Borrower, any of its Subsidiaries or any Joint Venture shall enter into any material contract, agreement or instrument which does not elect to invoke the protections and benefits of the Price Anderson Act (or, with respect to contracts governed by foreign laws, a reasonably equivalent substitute under such foreign law) or, if the Price Anderson Act is not then in effect, the protections and benefits of Public Law 85-804; or

         (k) Change in Control. A Change of Control shall occur.

         Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.1) shall have occurred and be continuing, then, and in any such event:

         (a) the Administrative Agent (i) shall at the request of, or may with the consent of, the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans and the obligation of the Issuing Lenders to issue, increase or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request of, or may with the consent of, the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

         (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash in Dollars equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

         (c) the Administrative Agent and the Lenders may exercise all rights and remedies available under the Credit Documents and applicable law.

         Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.1 shall occur:

         (a) the obligation of each Lender to make Loans shall immediately and automatically be terminated and the Loans and the obligation of the Issuing Lenders to issue, increase or extend Letters of Credit, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

         (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash in Dollars equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

         (c) the Administrative Agent and the Lenders may exercise all rights and remedies available under the Credit Documents and applicable law.

         Section 7.4 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

         Section 7.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.2 to authorize the Administrative Agent upon the consent of the Required Lenders to declare the Loans and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.2 or the automatic acceleration of the Loans and all amounts payable under this Agreement pursuant to Section 7.3, each Lender is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Credit Party against any and all of the obligations of any Credit Party now or hereafter existing under this Agreement and the other Credit Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the applicable Credit Party after any such set-off and application made by it, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         Section 7.6 Application of Proceeds. All proceeds received after or held at the time of maturity of the Obligations and all Casualty Proceeds received by the Administrative Agent and to be applied against the Obligations in accordance Section 2.7, whether by acceleration or otherwise shall be applied in the following order:

         (a) First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in connection with, or incidental to, any enforcement of the Credit Documents, including reasonable compensation to the Administrative Agent and its agents and counsel, and to the ratable payment of any other unreimbursed reasonable expenses and indemnities for which the Administrative Agent, the Administrative Agent or any Lender is to be reimbursed pursuant to this Agreement or any other Credit Document, in each case that are then due and payable;

         (b) Second, to the ratable payment of accrued but unpaid agent's fees then due and payable to the Administrative Agent under this Agreement;

         (c) Third, to the ratable payment of accrued but unpaid interest on the Loans then due and payable under this Agreement;

         (d) Fourth, to the ratable payment of accrued but unpaid commitment fees then due and payable to the Lenders in respect of the Loans under this Agreement;

         (e) Fifth, to the ratable payment of all outstanding Obligations then due and payable and to the cash collateralization of any Letter of Credit Exposure; and

         (f) Sixth, any excess after payment in full of all Obligations shall be paid to the Borrower or any Credit Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.

                                  ARTICLE VIII

                                  THE GUARANTY

         Section 8.1 Guaranty. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the punctual payment of the Obligations when due, whether at stated maturity, by acceleration or otherwise, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent and the Lenders in enforcing any rights under this Section 8.1. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Obligations and are owed by the Borrower even if they are declared unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower. Each Guarantor will pay to the Administrative Agent for the benefit of the Lenders all amounts due and payable under this Section 8.1 in Dollars in immediately available funds one Business Day after demand from the Administrative Agent.

         Section 8.2 Guaranty Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The guaranty provided for in Section 8.1 is a guaranty of payment, not of collection and each Guarantor's obligations hereunder are primary, not secondary. The obligations of each Guarantor under Section 8.1 are independent of the Obligations, joint and several with any other Guarantor in each and every particular, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions. The liability of the Guarantors under Section 8.1 shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any other provision of this Agreement or any other Credit Document;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other liabilities, or any other amendment or waiver of or any consent to departure from this Agreement or any other Credit Document, including, without limitation, any increase in the Obligations or any other liabilities resulting from the extension of additional credit to the Borrower or otherwise (provided that the guarantee under this Article VIII will apply to such Credit Documents or other document or security as amended or replaced);

         (c) any taking, exchange, release or non-perfection of any collateral (if any), or any taking, release, amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations or any other liabilities;

         (d) any manner of application of collateral (if any), or proceeds thereof or of collections on account of any other guaranty to all or any of the Obligations or any other liabilities, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other liabilities or any other assets of the Borrower;

         (e) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

         (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor (other than the defense of prior payment).

Notwithstanding the foregoing, each of the Guarantors shall be liable under this
Article VIII only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any other applicable law.

         Section 8.3 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty provided for in Section 8.1 and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Guarantor or any other Person or any collateral.

         Section 8.4 Subrogation.

         (a) Until such time as the Obligations are paid in full, each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, by making any payment hereunder or otherwise to be subrogated to the rights of the Administrative Agent and the Lenders against the Borrower or any other Person with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower or any other Person in respect thereof. If any amount shall be paid to any Guarantor on account of such subrogation in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against and applied upon the Obligations, whether matured or unmatured, in such order as may be determined by the Lenders.

         (b) Each Guarantor agrees that, to the extent that the Borrower makes payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. Each Guarantor shall defend and indemnify the Administrative Agent and the Lenders from and against any claim or loss under this Section 8.4 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of the Administrative Agent or any Lender.

                                   ARTICLE IX

                       THE AGENTS AND THE ISSUING LENDERS

         Section 9.1 Appointment; Nature of Relationship. CLNY is hereby appointed by the Lenders as the Administrative Agent hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Credit Documents. CLNY and Scotiabank are hereby appointed by the Lenders as the Issuing Lenders hereunder and under each other Credit Document, and each of the Lenders irrevocably authorizes the Issuing Lenders to act with the rights and duties expressly set forth herein and in the other Credit Documents regarding the Issuing Lenders. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article IX. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall have no fiduciary responsibilities to any Lender by reason of this Agreement or any other Credit Document and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Credit Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code as adopted in the State of New York and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Credit Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         Section 9.2 Powers. The Administrative Agent and the Issuing Lenders shall have and may exercise such powers under the Credit Documents as are specifically delegated to the

Administrative Agent and the Issuing Lenders by the terms of each thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Issuing Lenders shall have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Credit Documents to be taken by the Administrative Agent or the Issuing Lenders, as applicable.

         Section 9.3 General Immunity. None of the Administrative Agent, the Arranger, the Issuing Lenders or any of their respective directors, officers, agents or employees shall be liable to any Credit Party or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         Section 9.4 No Responsibility for Loans, Recitals, etc. None of the Administrative Agent, the Arranger, the Issuing Lenders or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Credit Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. Neither the Administrative Agent nor the Issuing Lenders shall have any duty to disclose to any Lender any information that is not required to be furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or the Issuing Lenders at such time, but is voluntarily furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or the Issuing Lenders (either in its capacity as Administrative Agent, the Issuing Lender or in its individual capacity).

         Section 9.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loans. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         Section 9.6 Employment of Agents and Counsel. The Administrative Agent and the Issuing Lenders may execute any of their respective duties as Administrative Agent or as Issuing Lender hereunder and under any other Credit Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of the Administrative Agent, the Issuing Lender or attorneys-in-fact selected by it with reasonable care. The Administrative Agent and the Issuing Lenders shall be entitled to advice of their respective counsels concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Credit Document.

         Section 9.7 Reliance on Documents; Counsel. The Administrative Agent and the Issuing Lenders shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent or the Issuing Lenders, as applicable, which counsel may be employees of the Administrative Agent or the Issuing Lenders, as applicable.

         Section 9.8 Agent's and the Issuing Lenders' Reimbursement and Indemnification. The Lenders agree to reimburse (to the extent not already reimbursed by the Borrower in immediately available funds) and indemnify the Administrative Agent and the Issuing Lender ratably in proportion to their respective Pro Rata Shares (a) for any amounts not reimbursed by any Credit Party for which the Administrative Agent or the Issuing Lenders, as applicable, are entitled to reimbursement under the Credit Documents, (ii) for any other expenses incurred by the Administrative Agent or the Issuing Lenders on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Issuing Lenders in any way relating to or arising out of the Credit Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent or the Issuing Lenders. The obligations of the Lenders under this Section 9.8 shall survive payment of the obligations and termination of this Agreement.

         Section 9.9 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received written notice from a Lender or a Credit Party referring to this Agreement describing such Default or Event of Default. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

         Section 9.10 Rights as a Lender. In the event that the Administrative Agent or any Issuing Lender is a Lender, the Administrative Agent and such Issuing Lender shall have the same rights and powers hereunder and under any other Credit Document as any Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Lender and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent and the Issuing Lender in its individual capacity. The Administrative Agent or the Issuing Lenders may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Credit Document, with the

Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent and each Issuing Lender, in its individual capacities, is not obligated to remain a Lender.

         Section 9.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Lenders or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Lenders or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents.

         Section 9.12 Successor Agent and Issuing Lender. (a) The Administrative Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any state thereof having combined capital and retained earnings of at least $100,000,000 (or the equivalent in any other currency). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation of the Administrative Agent, the provisions of this Article IX shall continue in effect for the benefit of Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Credit Documents.

         (b) Each Issuing Lender may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Issuing Lender, or, if no successor Issuing Lender, as applicable, has been appointed, 45 days after the retiring Issuing Lender gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Issuing Lender. If no successor Issuing Lender shall have been so appointed by the Required Lenders within thirty days after the resigning Issuing Lender's giving notice of its intention to resign, then the resigning Issuing Lender may appoint, on behalf of the Borrower and the Lenders, a successor Issuing Lender. No successor Issuing Lender shall be deemed to be appointed hereunder until such successor Issuing Lender has accepted the appointment. Any such successor Issuing Lender shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Issuing Lender hereunder by a successor Issuing Lender, such successor Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Issuing Lender. Upon the effectiveness of the resignation of the Issuing Lender, the resigning Issuing Lender shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation of the Issuing Lender, the provisions of this Article VIII shall continue in effect for the benefit of the Issuing Lender in respect of any actions taken or omitted to be taken by it while it was acting as the Issuing Lender hereunder and under the other Credit Documents.

                                    ARTICLE X

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         Section 10.1 Successors and Assigns. The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Credit Documents and (b) any assignment by any Lender must be made in compliance with Section 10.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, pledge or assign all or any portion of its rights under this Agreement to secure obligations of such Lender including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 10.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the Loans agrees by acceptance thereof to be bound by all the terms and provisions of the Credit Documents. Any request, authority, or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Loan, shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Loan.

         Section 10.2 Participations.

         (a) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loans owing to such Lender, any Note held by such Lender, any Commitment of such Lender, if any, or any other interest of such Lender under the Credit Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Credit Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the

Credit Documents, all amounts payable by the Credit Parties under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Credit Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents.

         (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification, or waiver of any provision of the Credit Documents other than any amendment, modification, or waiver which effects any of the amendments, modifications or waivers referenced in Section 11.1 (other than with respect to the proviso at the end of Section 11.1) in each case subject to the rights of the Participant under such participation.

         (c) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 7.5 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Credit Documents; provided, that each Lender shall retain the right of setoff provided in Section 7.5 with respect to the amount of participating interests sold to each Participant; and provided further that, such right of setoff shall not be exercisable until five Business Days after the date upon which the Borrower receives written notice of the fact that such Participant is a Participant (it being understood that neither the Administrative Agent, the Lender granting such participation nor the Participant shall be obligated to give such notice). The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
Section 7.5, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared as if each Participant were a Lender.

         Section 10.3 Assignments.

         (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees ("Purchasers") all or any part of its rights and obligations under the Credit Documents; provided, however, that in the case of an assignment to an Eligible Assignee which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of the lesser of (i) $5,000,000.00 and (ii) all of such Lender's Commitment, if any, and Loans. Any Lender making such an assignment must assign a pro rata share of its obligations with respect to the Loans and its Commitments related thereto and must, unless it is assigning all of its Commitment, retain a minimum Commitment of $5,000,000 after giving effect to such assignment and all other assignments by such Lender made on such day. Such assignment shall be made pursuant to an Assignment and Acceptance. The consent of the Administrative Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective, unless the assignment or transfer is (A) by CLNY in connection with the syndication of the Commitments and the Loans made hereunder, or (B) to another Lender or an Affiliate of such Lender. Such consent shall not be unreasonably withheld or delayed.

         (b) Effect; Effective Date. Upon (a) delivery to the Administrative Agent of an Assignment and Acceptance, together with any consents required by
Section 10.3(a) and (b) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment and Acceptance. On and after the effective date of such assignment,
(i) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Credit Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Credit Documents, to the same extent as if it were an original party hereto, and (ii) the transferor Lender shall be released with respect to the percentage of the Commitments and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders, or the Administrative Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 10.3(b), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Commitments be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         Section 10.4 Dissemination of Information. The Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and their Affiliates' respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential on substantially the same terms as provided herein); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement for the benefit of the Credit Parties containing provisions substantially the same as those of this Section 10.4 or any other confidentiality obligation referred to herein, to (i) any Participant or Purchaser or any other Person acquiring an interest in the Credit Documents (each a "Transferee") and any prospective Transferee or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower and its Subsidiaries; (g) with the prior written consent of the Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent or Lender on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries. In addition, the Administrative Agent or any Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agents and the Lenders in connection with the administration and management of this Agreement, the other Credit Documents, and the Loans. For the purposes of this Section, "Information" means all information received from, or on behalf of, the Borrower or any of its Subsidiaries relating to the Borrower, any of its Subsidiaries or any Joint Venture, or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, "Information" shall not include, and the Administrative Agent and the Lenders (and each employee, representative or other agent of such Administrative Agent or Lender) may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby and the Borrower, do any of the following: (a) increase the Commitments of the Lenders or extend the expiry date for any such Commitments,
(b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any scheduled payment or prepayment of principal of, or interest on, the Loans, for any fees or for other amounts payable hereunder, (d) change the number of Lenders which shall be required to take any action hereunder or under any other Credit Document, (e) amend Section 2.13 or this Section 11.1, or
(f) except as expressly permitted by this Agreement, release any Guarantor from its obligations under its Guaranty; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document, (ii) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of such Issuing Lender under this Agreement or any other Credit Document, and (iii) no waiver of any of the conditions specified in Article III shall be effective against any Lender not executing such waiver.

         Section 11.2 Notices, Etc. All notices and other communications shall be in writing (including telecopy or electronic mail; provided that, any such notice by electronic mail given by the Borrower or any other Credit Party shall be effective only if (A) transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by the recipient, (B) contain a handwritten signature of an Authorized Officer on such notice, and (C) the Borrower sends such e-mail to at least two such notice parties located at the recipient's address for notice on Schedule 1) and mailed, telecopied, emailed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address as set forth on
Schedule 1; if to any Lender, at its specified Applicable Lending Office specified opposite its name on Schedule 1; if to the Administrative Agent, at its address for notices set forth in Schedule 1; and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Administrative Agent at the specified Applicable Lending Office of the Administrative Agent and, if different, the specified Applicable Lending Office for Administrative Agent specified opposite its name on Schedule 1 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, emailed or hand delivered or delivered by overnight courier be effective: upon receipt, if mailed or emailed, when telecopy transmission is completed, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

         Section 11.3 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         Section 11.4 Costs and Expenses. The Borrower agree to pay within five Business Days of written request (accompanied by appropriate supporting invoices) (a) all out-of-pocket costs and expenses of the Administrative Agent and reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent, in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other Credit Documents, (b) all out-of-pocket costs and expenses of the Administrative Agent and reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement, and (c) all out-of-pocket costs and expenses of the Administrative Agent and each Lender and reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents.

         Section 11.5 Binding Effect. This Agreement shall become effective when it shall have been executed by the Credit Parties, the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it.

         Section 11.6 Indemnification. The Borrower shall indemnify the Administrative Agent, the Arranger, the Lenders and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Loan, (ii) any breach by any Credit Party of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of

Environmental Laws concerning or relating to the present or previously-owned or operated Properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Administrative Agent, the Arranger, and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE OR OWN STRICT LIABILITY, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED, OR IN THE CASE OF CLAUSE (IV) ABOVE, CAUSED BY THE AFFIRMATIVE ACT OF THE AGENT, THE ARRANGER OR SUCH LENDER.

         Section 11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 11.8 Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Loans and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.8, 2.9, 2.11(c), 9.8, 11.4 and 11.6 shall survive any termination of this Agreement and repayment in full of the Obligations.

         Section 11.9 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 11.10 Usury Not Intended. It is the intent of the Credit Parties and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Loans of each Lender including such applicable laws of the State of New York and the United States of America from time-to-time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Loans (or if such Loans shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Loans are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Loans (or, if the applicable Loans shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Loans all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

         Section 11.11 Governing Law. This Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Section 11.12 Consent to Jurisdiction.

         (a) Each Credit Party, each Lender and the Administrative Agent hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York state court sitting in New York in any action or proceeding arising out of or relating to any Credit Documents, each Credit Party, each Lender and the Administrative Agent hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, to the extent that such court has subject matter jurisdiction, and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum. Any judicial proceeding by any Credit Party against the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any Credit Document shall be brought only in a court in New York, New York.

         (b) Each Credit Party has irrevocably appointed CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Ave., New York, New York, 10011, as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Credit Party in care of the Process Agent at the Process Agent's above address, and each Credit Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Credit Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it on the signature pages of this Agreement.

         (c) Nothing in this Section 11.12 shall affect the right of the Administrative Agent or any other Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Credit Party (as a Borrower or as a Guarantor) in the courts of any other jurisdiction.

         Section 11.13 Waiver of Jury. Each Credit Party, each Lender and the Administrative Agent hereby irrevocably waives any and all right to trial by jury in respect of any legal proceeding, directly or indirectly, (whether sounding in tort, contract or otherwise) arising out of or relating to this Agreement, any other Credit Document, any of the transactions contemplated hereby, or the relationship established hereunder.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.]

         EXECUTED as of the 9th day of December, 2003.

                           BORROWER:

                           BWX TECHNOLOGIES, INC.

                           By:  /s/ James R. Easter
                                ------------------------------------------------
                                James R. Easter
                                Vice President, Finance & Treasurer

                           BWXT SERVICES, INC.

                           By: /s/ James R. Easter
                               ------------------------------------------------
                               James R. Easter
                               Treasurer

                           BWXT FEDERAL SERVICES, INC.

                           By: /s/ James R. Easter
                               ------------------------------------------------
                               James R. Easter
                               Treasurer

                  Signature page to Revolving Credit Agreement

                           ADMINISTRATIVE AGENT:

                           CREDIT LYONNAIS NEW YORK BRANCH,
                           as Administrative Agent

                           By: /s/ Olivier Audermard
                               ------------------------------------------------
                           Name: Olivier Audermard
                           Title:  Senior Vice President

                           LENDERS:

COMMITMENT                 CREDIT LYONNAIS NEW YORK BRANCH
$60,000,000.00

                           By: /s/ Olivier Audermard
                               ------------------------------------------------
                           Name: Olivier Audermard
                           Title:  Senior Vice President

                  Signature page to Revolving Credit Agreement

COMMITMENT                 THE BANK OF NOVA SCOTIA
$30,000,000.00

                           By: /s/ A. S. Norsworthy
                               ------------------------------------------------
                           Name: A. S. Norsworthy
                           Title: Senior Manager

                  Signature page to Revolving Credit Agreement

COMMITMENT                 WELLS FARGO BANK, NATIONAL
$20,000,000.00             ASSOCIATION

                           By: /s/ Philip C. Lauinger III
                               ------------------------------------------------
                           Name:Philip C. Lauinger III
                           Title: Vice President

                  Signature page to Revolving Credit Agreement

COMMITMENT                 SOUTHWEST BANK OF TEXAS, N.A.
$15,000,000.00

                           By: /s/ Carmen Dunmire
                               ------------------------------------------------
                           Name: Carmen Dunmire
                           Title: Senior Vice President

                  Signature page to Revolving Credit Agreement